Exhibit 10.5

AGREEMENT PBOA/SPB No. 109/2011 – ANATEL

AGREEMENT FOR CONCESSION OF SWITCHED FIXED TELEPHONY SERVICE - LOCAL MODE - ENTERED INTO BETWEEN AGÊNCIA NACIONAL DE TELECOMUNICAÇÕES AND BRASIL TELECOM S.A.

By this agreement, the first party Agência Nacional de Telecomunicações, hereinafter referred to as Anatel, an entity that is an integral part of the Brazilian Federal Government, and pursuant to Federal Law No. 9,472 of July 16, 1997, the General Telecommunications Law (LGT), responsible for exercising the Granting Power, hereby represented by its President RONALDO MOTA SARDENBERG, a Brazilian citizen, married, diplomat, holder of Identity Card (CI) No. 5601 MRE and enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 075.074.884-20, together with Board Member JOÃO BATISTA DE REZENDE, a Brazilian citizen, divorced, economist, holder of Identity Card (CI) No. 3.412.238-5 SSP-PR and enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 472.648.709-44, and, the second party BRASIL TELECOM S.A., enrolled with the Ministry of Finance’s Corporate Taxpayers’ Registry (CNPJ/MF) under No. 76.535.764/0322-66 (sector 18); 76.535.764/0321-85 (sector 19); 76.535.764/0324-28 (sector 21); 76.535.764/0329-32 (sector 23); 76.535.764/0328-51 (sector 24); 76.535.764/0326-90 (sector 26); 76.535.764/0323-47 (sector 27); 76.535.764/0327-70 (sector 28) and 76.535.764/0002-24 (sector 29), by its Executive Planning Officer JOÃO DE DEUS PINHEIRO DE MACEDO, a Brazilian citizen, married, engineer, holder of Identity Card (CI) No. 560064 20 SSP-BA and enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 060.055.275-68 and by its Regulatory Officer PAULO TODESCAN LESSA MATTOS, a Brazilian citizen, married, lawyer, holder of Identity Card (CI) No. 163.075 OAB-SP and enrolled with the Individual Taxpayers’ Registry (CPF/MF) under No. 188.745.248-62, hereinafter referred to as the Concessionaire, pursuant to Article 207, paragraph 1, of the aforementioned General Telecommunications Law, hereby lawfully enter into this CONCESSION AGREEMENT, which shall be governed by the rules referred to below and by the following clauses:

Chapter I - Purpose

Clause 1.1. The purpose of this Agreement is the concession of Switched Fixed Telephony Service (Serviço Telefônico Fixo Comutado – STFC), or the STFC, designed for the public use in general, provided in the public system, in the local mode, in the geographic area defined in Clause 2.1., pursuant to the General Licensing Plan.

Sole paragraph. It is understood that the Switched Fixed Telephony Service, provided in the public system in border and frontier areas, shall be the subject to this concession, in conformity with the regulation issued by Anatel, pursuant to the provisions included in the General Licensing Plan.

Clause 1.2. The STFC is the telecommunications service, which, by means of voice and other signals transmission, is designed to allow the communication between determined fixed points by using telephony processes, pursuant to applicable regulation.

Clause 1.3. Upon Anatel’s prior approval, the Concessionaire may implement and exploit new services, devices or facilities related to the provision of the service subject to this concession.

Sole paragraph. Any services, devices or facilities which, at Anatel’s judgment, are deemed as inherent in or supplementary to the service platform hereby granted, without characterizing any other service or type of service or any added value service, shall be deemed as related to the subject of this concession, subject to the provisions of applicable regulation, especially the provisions set forth in article 222 of the Brazilian Federal Constitution of 1988.

Clause 1.4. The Concessionaire is entitled to implement, expand and operate the telecommunications networks required for carrying out the service, as well as to its industrial exploitation, pursuant to applicable regulation.

Clause 1.5. The obligation to meet the universalization and quality targets set forth in this Agreement is inseparable from the service provision.

Clause 1.6. The Concessionaire shall agree to provide its subscribers, directly or via third parties, on a free basis, with telephone directories of subscribers of all Switched Fixed Telephony Service providers, in its concession area, subject to applicable regulation.

Paragraph 1. The obligation set forth in the preamble shall be deemed as met by providing the subscribers’ access code information service, subject to applicable regulation.

Paragraph 2. Without prejudice to the provision in the paragraph above, the supply of the printed Free Mandatory Telephone Directory (Lista Telefônica Obrigatória e Gratuita-LTOG), when requested by the subscriber, shall be mandatory.

Clause 1.7. The Concessionaire shall provide all requestors and users of the provided service with the facilities required for service provision, pursuant to applicable regulation.

Clause 1.8. The Concessionaire shall provide free access to emergency public services set forth in applicable regulation, irrespective of the origin of the call from the Switched Fixed Telephony Service.

Chapter II - Service Coverage Area

Clause 2.1. The geographical areas for the provision of the service subject to this concession are those comprising the territory(ies) included in Sectors 18, 19, 21, 23, 24, 26, 27, 28 and 29, as listed in Attachment 2 to the General Licensing Plan, referring to the Concession Agreements PBOA/SPB No. 108/2006-ANATEL, 109/2006-ANATEL 111/2006-ANATEL. 113/2006-ANATEL 114/2006-ANATEL, 116/2006-ANATEL, 117/2006-ANATEL, 118/2006-ANATEL, 119/2006-ANATEL and 12072006-ANATEL.

Chapter III - Validity and Conditions for Amendments to Agreement

Clause 3.1. The validity of this concession, granted on an onerous basis, shall end on December 31, 2025.

Clause 3.2. This Agreement may be amended on June 30, 2011, December 31, 2015 and December 31, 2020 for the establishment of new conditions, new universalization and quality targets, in view of the conditions then in force, and any supplementary resources shall be defined for the universalization targets, pursuant to Article 81 of Law No. 9,472 of 1997.

Paragraph 1. Twenty four (24) months before the amendments set forth in this Clause, Anatel will cause the publication of a public inquiry with its proposal of new conditions and new quality and universalization targets, and these latter shall be submitted to the President of Republic’s approval, by means of a Decree, pursuant to article 18, item III, of Law no. 9,472 of 1997.

I – The Public Consultation with the amendment proposals expected for December 31, 2015 will be published by March 31, 2014.

Paragraph 2. The amendments mentioned in this Clause do not exclude any possible amendment to this Agreement, at any time, in view of any supervening relevant fact, at Anatel’s discretion.

Paragraph 3.  Anatel shall guarantee the protection of the Concessionaire’s economic situation, pursuant to Chapter XIII of this Agreement.

Clause 3.3. The Concessionaire shall pay, every two years, during the concession period, lien corresponding to two percent (2%) of its revenues, earned in the year before the payment year, from the Switched Fixed Telephony Service, net of any levied taxes and social contributions.

Paragraph 1. In the event of compliance with the obligation set forth in the main provision costs originating from the application of new universalization obligations may be considered, pursuant to the General Plan on Universal Service approved by the President of the Republic by means of a Decree.

Paragraph 2. The calculation of the amount referred to in the preamble to this Clause shall include net revenues arising from application of the basic and alternative service plans subject to this concession, which includes interconnection revenues, PUC, and also other additional services and operating revenues as determined by the Agency.

Paragraph 3. The percentage referred to in the preamble to this Clause shall be always calculated in relation to revenues less taxes and contributions, determined between January and December of the prior year and obtained from the financial statements prepared in accordance with Brazilian corporation law and basic accounting principles, approved by the Concessionaire’s management and audited by independent auditors, and the payment shall mature on April 30 of the year subsequent to the determination of the lien.

Paragraph 4. The first installment of the lien shall mature on April 30, 2007, calculated including the net revenues determined from January 1 to December 31, 2006, and the subsequent installments shall mature at every twenty four (24) months, with the prior year’s revenues as the calculation basis.

Paragraph 5. Any delay in the payment of the lien set forth in this Clause shall cause the payment of a late payment fine of thirty three-tenths of one percent (0.33%) per day, up to the limit of ten percent (10%), plus the SELIC (Special System for Settlement and Custody) reference rate for federal securities to be applied on the debt amount considering all delayed payment days.

Chapter IV - Manner, Terms and Conditions of Service Provision

Clause 4.1. The use of radiofrequencies in the provision of the service subject to this concession shall be authorized by Anatel, on onerous basis and without exclusivity, except for any provision to the contrary in applicable regulation, pursuant to articles 83 and 163 of Law No. 9,472 of 1997.

Paragraph 1. The Concessionaire shall be entitled to the extension, on onerous basis and without exclusivity, of the radiofrequency usage authorizations used at this Agreement’s execution date and which are necessary for the service provision continuity.

Paragraph 2. The amount to be paid by the extension mentioned in the paragraph above shall not imply any change to the lien amount referred to in Clause 3.3 of this Agreement.

Paragraph 3. The right to use radiofrequencies referred to in this Clause shall not eliminate the prerogative granted to Anatel by article 161 of Law No. 9,472 of 1997.

Paragraph 4. Any new radiofrequencies to be required by the Concessionaire shall have its usage authorized, on onerous basis, with the compliance with the procedures defined by Anatel for similar authorizations.

Paragraph 5. The authorizations for usage of the radiofrequencies subject to this Clause shall expire together with this concession.

Paragraph 6. The return to Anatel of any radiofrequencies not required for the continuity of the service provision shall not imply any changes to the lien amount fixed in Clause 3.3.

Clause 4.2. The Concessionaire shall agree to provide the service subject to this concession in such a way to fully comply with the universalization and continuity obligations inherent in the public system, which is fully applicable to the Concessionaire, by following the criteria, formulas and parameters defined in this Agreement.

Sole paragraph. Any noncompliance with the universalization and continuity obligations shall give rise to the application of sanctions set forth in this Agreement, cause Anatel’s intervention in the Concessionaire, and, if applicable and according to the seriousness or if the intervention order is inconvenient, mild or unreasonably beneficial to the Concessionaire or unnecessary, it shall imply the forfeiture of the concession, pursuant to Clause 27.4.

Clause 4.3. The Concessionaire shall exploit the service subject to the concession at its own account and risk, under the broad and fair competition system set forth in Law No. 9,472 of 1997 and the General Licensing Plan, and the Concessionaire shall be compensated for the tariffs charged and any possible supplementary or accessory revenues it receives pursuant to this Agreement.

Sole paragraph. The Concessionaire shall not be entitled to any exclusivity nor may it claim any right in connection with the admission of new providers of the same service, in the public or private system.

Clause 4.4. Throughout the concession validity period, the Concessionaire shall agree to meet the service quality, comprehensiveness and offering commitments stated in this Agreement, irrespective of the competition environment in the geographical area where the service will be exploited.

Clause 4.5. The Concessionaire shall agree to keep and preserve all assets, equipment and facilities employed in the service in perfect operating conditions, by maintaining and repairing its units and promoting, on a timely basis, any replacements required in view of wear and tear or technological obsolescence, or also promoting any repairs or modernizations required to the good performance of the service and the preservation of adequate service, as set forth in this Agreement.

Chapter V - Rules for Service Implementation, Expansion, Change and Modernization

Clause 5.1. The expansion and modernization of the service granted are basic requirements of this concession, subject to the targets and criteria stated in this Agreement.

Sole paragraph. Anatel may determine any changes to the service implementation, expansion and modernization targets, subject to the Concessionaire’s right not to be obliged to bear any additional costs not recoverable with the revenues arising from meeting these targets by means of the efficient service exploitation.

Clause 5.2. Any changes to the service provision conditions may occur due to Anatel’s determination or upon its prior express approval.

Clause 5.3. The service modernization shall be sought through the constant introduction of equipment, processes and means able to provide the user with a service consistent with the present time, in view of technologies available in the market.

Chapter VI - Service Quality Criteria and Indicators

Clause 6.1. The proper quality of the service provided by the Concessionaire is a requirement for this concession, and it shall be construed as the service meeting the conditions of regularity, efficiency, security, present time, generality, courtesy and feasibility of tariffs.

Paragraph 1. Regularity shall be characterized by the ongoing service provision with strict compliance with the rules issued by Anatel.

Paragraph 2.  Efficiency shall be characterized by achieving and preserving any parameters included in this Agreement and by serving the user within the time limits set forth in this Agreement.

Paragraph 3. Security in service provision shall be characterized by the confidentiality of the data related to the usage of services by the users, as well as by the full preserved secrecy of the information transmitted within the scope of its provision, pursuant to the provisions of Chapter XV.

Paragraph 4. Present time shall be characterized by modern equipment, facilities and techniques for service provision, with the use of technological developments arising along the concession period, which, definitely, bring benefits to the users, subject to the provisions in this Agreement.

Paragraph 5. Generality shall be characterized by the equitable provision of the service to any and all users, and the Concessionaire shall agree to provide the service to whoever requests it in the location appointed by the requestor, pursuant to the provisions in this Agreement and according to regulation.

Paragraph 6. Courtesy shall be characterized by the respectful and prompt service to all users of the service granted, as well as the compliance with the obligations to report and promptly and politely serve everyone who, whether users or not, request any information, arrangements or any type of request to the Concessionaire, pursuant to the provisions in this Agreement.

Paragraph 7. The principle of tariff feasibility shall be characterized by the Concessionaire’s efforts to adopt tariffs lower than those fixed by Anatel.

Clause 6.2. The Concessionaire shall comply with the General Quality Targets Plan parameters and indicators.

Sole paragraph. The Concessionaire shall disclose, until April 30 of every year, a statement showing the compliance with the General Quality Targets Plan and the General Plan on Universal Service, pursuant to applicable regulation.

Clause 6.3. In addition to the follow-up and control over quality indicators, Anatel shall evaluate, from time to time, the level of users’ satisfaction with the services hereby granted, and may disclose the Concessionaire’s results, comprising at least the following aspects:

I – user service, especially with respect to access facility, promptness, courtesy, speed and efficiency in responding to requests and complaints;

II – tariffs and prices charged, as well as any discounts offered;

III – quality of service provided; and

IV – adequacy of quality of the services offered to the users’ needs.

Chapter VII - Continuity of Services

Clause 7.1. The continuity of the services hereby granted, an essential element to its provision, shall be characterized by the non-interruption of services, subject to any suspension due to users’ default, pursuant to Clause 9.2 and article 3, item VII of Law No. 9,472 of 1997.

Sole paragraph. Any exceptional interruption of the service, arising from an emergency situation due to technical or installation security reasons, shall not be deemed as a breach of continuity if the Concessionaire reports the users affected and, in relevant cases, also forwards a detailed notice to Anatel. Under the rules issued by Anatel and the Brazilian Consumer Defense Code, users will be assured of the right to obtain credit in proportion to the time during which the service was not available and of the eventual reimbursement of any amounts unduly paid.

Clause 7.2. Under no circumstances may the Concessionaire interrupt the provision of services by alleging any noncompliance by Anatel or the Federal Government with any obligation, and the exception for contractual default may not be invoked by the Concessionaire.

Chapter VIII - The Universalization Targets

Clause 8.1. The service universalization is an essential feature of the service provision system hereby granted and shall be characterized by the consistent and equitable service to all users and by meeting the targets stated in the General Plan on Universal Service, attached hereto, approved by the Executive Branch, pursuant to articles 18, item III, and 80 of Law No. 9,472 of 1997.

Clause 8.2. The implementation costs related to the universalization targets stated in the General Plan on Universal Service, attached hereto, shall be the responsibility of the Concessionaire.

Clause 8.3. In addition to the provisions in Clause 8.2, the Concessionaire shall agree to implement universalization targets not set forth in this Agreement to be required by Anatel, subject to the following:

I – Anatel will inquire the Concessionaire on the total costs for implementing the intended additional targets and on the portion of these targets that may not be repaid by the exploitation revenues, but will be covered by a specific payment, specifically pointing out the purposes to be met and the selected technologies, as well as the implementation location and time;

II – if, upon expiration of the period fixed in the inquiry, the Concessionaire fails to state a position, then Anatel will take any required measures to determine the liens and costs with the implementation of these targets, as well as to estimate the corresponding revenue generation;

III – if the Concessionaire responds the inquiry, Anatel will check whether the submitted costs and revenue estimates are accurate and consistent, taking into account the available technologies, prices of inputs and labor force, geographic and socio-economic characteristics of the demand to be met, prices charged in the market and other variables deemed as relevant;

IV – in the event it does not deem the costs and/or revenue estimate as reasonable, Anatel may reasonably demand the implementation of targets to the Concessionaire, defining the refund amount, subject to the provisions in Chapter XXXIII; and

V – if, according to Anatel, the refund amounts are accurate and consistent, Anatel will confirm to the Concessionaire the demand for implementation of these specific targets, pursuant to the proposed refund forwarded to the Concessionaire.

Paragraph 1. If, after the procedure set forth in this Clause, Anatel deems the implementation of a specific universalization target through the Concessionaire as inconvenient or not feasible, then Anatel shall contract such target with another party by means of specific and limited service licenses, subject to economic parameters obtained from the procedure set forth in this Clause.

Paragraph 2. At Anatel’s discretion, the procedure set forth in this Clause may also be used to define the refundable amounts in the event the targets set forth in this Agreement are accelerated.

Clause 8.4. The adoption of the procedures set forth in the foregoing Clause shall be Anatel’s option, which may adopt it at its discretion and according to the best public interests, and the Concessionaire shall not be entitled to any preference right in the implementation of these targets.

Chapter IX - Rules on Suspension of Services due to Default and at Subscriber’s Request

Clause 9.1. Any subscriber to the service subject to this concession may obtain, upon request and at any time, the suspension of service, pursuant to applicable regulation.

Clause 9.2. Subscribers not in default with the Concessionaire who request the suspension of their service will be ensured the reestablishment of their service at the same address and the maintenance of their access code, pursuant to applicable regulation.

Clause 9.3. The Concessionaire may only suspend service to a subscriber who fails to meet the debt payment directly arising from the use of the service granted, subject to applicable regulation, and following the criteria aimed at preserving the subscribers’ rights, as follows:

I – the subscriber shall be guaranteed a period to challenge the debts charged against him/her;

II – the subscriber in default shall be entitled to preserve its access code, pursuant to applicable regulation; and

III – the subscriber in default shall not be encumbered with the payment of the monthly subscription fee for the period the Switched Fixed Telephony Service is suspended.

Paragraph 1. The Concessionaire shall report the disconnection to the user in advance, as set forth in applicable regulation.

Paragraph 2. Any default of debts not directly related to the service subject to this concession, pursuant to paragraphs 1, 2 and 3 of Clause 11.6, shall not give rise to any suspension of service addressed in this Clause.

Clause 9.4. The Concessionaire shall ensure the subscriber the right to have the access to offered services, devices and facilities temporarily or permanently blocked, as well as to any added value services, whenever requested by the subscriber, pursuant to applicable regulation.

Clause 9.5. In the event the subscriber’s default is solely related to the payment of services provided by a Switched Fixed Telephony Service provider other than the one provided and which is subject to joint billing by the Concessionaire, then the suspension of service shall follow the specific procedure subject to Anatel’s regulation.

Chapter X - The Numbering Plan

Clause 10.1. The Concessionaire shall agree to comply with the Numbering Regulation for the Switched Fixed Telephony Services, and shall provide the subscriber with the access code portability, pursuant to applicable regulation.

Paragraph 1. The Concessionaire shall bear the costs arising from applicable regulation referred to in the preamble to this Clause.

Paragraph 2. Any costs related to the resources required to enable the access code portability implementation and operation may be fully assumed by the Concessionaire in the event it is related to the latter’s network.

Paragraph 3. Any costs related to common resources required to the access code portability implementation and operation shall be assumed by the service providers, pursuant to applicable regulation.

Paragraph 4. Any costs related to management of the consignation and occupation process of the Numbering Resources described in the Numbering Regulation for the Switched Fixed Telephony Services shall be assigned to the Concessionaire, pursuant to the Numbering Resources management rules defined by Anatel.

Chapter XI - Tariffs System and Collection from Users

Clause 11.1. The Concessionaire must offer to all users the Basic Local Service Plan, Attachment 3, which is an integral part of this Agreement.

Sole paragraph. The Basic Local Service Plan shall be unique for the each sector of the PGO referred to in Clause 2.1 and contain, under the terms defined by Anatel, maximum values for each tariff structure item defined for the provision of the Switched Fixed Telephony Service, and these values shall be reviewed and adjusted in conformity with applicable rules.

Clause 11.2. The Concessionaire may offer to its users the Alternative Local Service Plan, with characteristics different from those stated in the Basic Local Service Plan.

Paragraph 1. The subscriber shall be entitled to move along the several Plans for Local Services offered by the Concessionaire, pursuant to applicable regulation.

Paragraph 2. The structure for tariffs, values and other characteristics associated to the Alternative Local Services Plans shall be proposed by the Concessionaire at its discretion, subject to the provisions in Clause 11.1.

Paragraph 3. The Concessionaire shall agree to offer to users its Alternative Local Services Plans, on a equitable basis and subject to the terms defined by the Concessionaire.

Paragraph 4. The Alternative Local Service Plans shall be authorized by Anatel.

Paragraph 5. After the fifteen (15)-day period elapses, counted from the receipt of the proposal, without Anatel stating its position on the request, the Alternative Local Services Plans may be traded and shall remain subject to Anatel’s approval.

Paragraph 6. In view of the society’s needs for services, Anatel may define specific alternative plans to be implemented by concessionaires, pursuant to applicable regulation.

Clause 11.3. The Concessionaire may grant discounts to tariffs of the Local Service Plans, provided that they are granted on an equal and equitable basis, with the subjective reduction of values being barred, and subject to the fair competition principle.

Sole paragraph. In compliance with regulation, the Concessionaire shall agree to disclose any tariff discounts to its users in advance, by giving them broad and previous advertising and reporting this decision to Anatel no longer than seven (7) days after the date the reduced tariff comes into effect.

Clause 11.4. The Concessionaire shall agree to broadly advertise the tariffs charged by the service subject to this concession, pursuant to Anatel’s regulation.

Clause 11.5. Upon implementation of new services, devices or facilities related to the service subject to this concession, the Concessionaire shall submit the proposed tariff to

Anatel’s approval, without which the Concessionaire will not be able to charge any tariff or price thereof.

Clause 11.6. The bill invoices issued by the Concessionaire shall be detailed, clear, explanatory and sealed, and detail the type and quantity of each service provided to the subscriber, pursuant to applicable regulation.

Paragraph 1. Pursuant to this Agreement, the Concessionaire shall clearly and explicitly state in the bill invoice the amounts due by the subscriber to other collective interest telecommunications service providers, with fair and equitable conditions guaranteed.

Paragraph 2. The Concessionaire may state in the bill invoice, provided it is clearly and explicitly stated, any amounts due by the subscriber in view of other services, devices or facilities related to the service provided.

Paragraph 3. The inclusion of any amounts in the bill invoice related to the provision of added value services or any other amounts due that do not originate exclusively from the STFC shall be prohibited without the express subscriber’s consent.

Paragraph 4. The Concessionaire shall provide to subscribers of any Service Plans, either on its website or, upon the subscriber’s request, in written form, at least monthly and free of charge, the bill invoice with minimum detailing level to enable the identification, for each call, of the telephone number called, the date and time it was made, the duration of the call and respective value, pursuant to applicable regulation.

Paragraph 5. The Concessionaire shall be prohibited from charging for the supply of the invoice referred to in the previous paragraph, except for any events expressly set forth in applicable regulation.

Clause 11.7. The Concessionaire shall charge network usage fees from other telecommunications service providers, subject to applicable regulation.

Clause 11.8. The Concessionaire shall offer a discount to any subscriber affected by possible interruptions in the service provided, provided that these interruptions had not been caused by the subscriber, and these discounts shall be proportional to the interruption period, pursuant to applicable regulation.

Chapter XII - Tariff Adjustment

Clause 12.1. At each interval not shorter than twelve (12) months, by Anatel’s or the Concessionaire’s initiative, subject to the economy legislation in force, the tariffs stated in the Basic Local Service Plan, Attachment 3 hereto, may be adjusted based on the formulas below:

Of which:

And also:

Where:

t = proposed date for adjustment.

to = last adjustment date.

MIN = value of minute of local service usage, net of taxes levied.

PRESto = percentage of trunking subscribers of the Basic Local Service Plan in relation to the Concessionaire’s total subscribers, since the last adjustment.

PNRESto = percentage of trunking subscribers of the Basic Service Plan in relation to the Concessionaire’s total subscribers, since the last adjustment.

PTRONCOto = percentage of Class n subscribers of the Basic Local Service Plan in relation to the Concessionaire’s total subscribers, since the last adjustment.

PAICEto = percentage of Class n subscribers of the Basic Local Service Plan in relation to the Concessionaire’s total subscribers, since the last adjustment.

PCNto = percentage of Class n subscribers of the Basic Local Service Plan in relation to the Concessionaire’s total subscribers, since the last adjustment.

Ass = average subscription value.

AssRes = value of Residential Subscription, net of taxes levied.

AssNRes = value of Non-residential Subscription, net of taxes levied.

AssTronco = value of Trunking Subscription, net of taxes levied.

AssAice = value of Special Subscription, net of taxes levied.

AssCn = value of class n Subscription, net of taxes levied.

HABRes = value of connection fee for residential terminal, net of taxes levied.

HABNRes = value of connection fee for non-residential terminal, net of taxes levied.

HABTronco = value of connection fee for trunking terminal, net of taxes levied.

HABAice = value of connection fee for trunking terminal, net of taxes levied.

VTP = value of tariff unit for calls originated from collective accesses.

nto = average number of minutes billed per subscription to the Basic Local Service Plan, including the total minutes equivalent to calls made in reduced time and the total minutes equivalent to the completion tariff of local calls originated by Special class subscribers, taking into account the time range between the last and the proposed adjustment.

Where:

IST = telecommunications service ratio, composed based on existing price ratios, pursuant to applicable regulation.

k = X + FA = transfer factor.

FA = repayment factor.

Paragraph 1. For the period from January 1, 2006 to December 31, 2007, the X transfer factor shall be defined by Anatel based on a simplified methodology that includes, among others, the physical and economic data related to the products monthly subscription and usage minute, as well as material, personal, services and depreciation factors.

Paragraph 2. As from January 1, 2008, the X transfer factor shall be defined by Anatel based on a methodology that considers the optimization of service provision costs, pursuant to applicable regulation.

Paragraph 3. In the event the value resulting from the calculation of the X transfer fact is negative, the value zero (0) shall be adopted.

Paragraph 4. The repayment factor value is:

I – zero (0) for IST variations, in the period under analysis, up to ten percent (10%);

II – one hundredth (0.01) for IST variations, in the period under analysis, higher than ten percent (10%) and up to twenty percent (20%).

III – two hundredth (0.02) for IST variations, in the period under analysis, higher than twenty percent (20%).

Paragraph 5. In the event the adjustment period involves different transfer factors values, the transfer factor value shall be calculated by using the following formula:

Where:

X1 = transfer factor year 1

X2 = transfer factor year 2

n1 = number of months year 1

n2 = number of months year 2

Paragraph 6. In the event the last adjustment date is earlier than the date this Agreement came into effect, the adjustment shall be progressively applied taking into account the periods involved and the respective prevailing formulas and criteria.

Paragraph 7. New criteria for tariff follow-up, including transfer factor values, may be defined by Anatel upon any amendment to this Agreement, pursuant to Clause 3.2, taking into account the conditions prevailing at the time.

Paragraph 8. Tariff freedom, when applicable, shall be subject to a Normative Ruling from Anatel.

Clause 12.2. The follow-up of Local Network Usage Fees shall comply with the provisions in Clause 25.2 and in applicable regulation.

Sole paragraph. New follow-up criteria of the Local Network Usage Fees may be defined by Anatel upon any amendment to this Agreement, pursuant to Clause 3.2. and taking into account the conditions prevailing at the time.

Clause 12.3. The follow-up of the STFC tariffs in the local mode, in calls involving other telecommunications services, shall comply with specific regulation.

Chapter XIII - Protection to the Concessionaire’s Economic Situation and Tariff Review

Clause 13.1. The preservation, under a fair competition system, of the fair equivalence between service provision and compensation is a basic requirement of this Agreement, and the unjust enrichment at the other party’s or the service users’ expense shall be barred, pursuant to the provisions in this Chapter.

Paragraph 1. The Concessionaire shall not be obliged to bear any losses arising from this Agreement, except if those losses arise from any of the following factors:

I – its own negligence, ineptitude or omission in exploiting the business;

II – any risks which are usual to the business activity;

III – inefficient management of its business, including the one characterized by the payment of operating and administrative costs inconsistent with market parameters; or

IV – its failure to take advantage of market opportunities, including the expansion, broadening and improvement in the provision of the service subject to this concession.

Paragraph 2. The Concessionaire’s unjust enrichment shall be prohibited if it arises from the following factors:

I – achieving economic gains not directly arising from its business efficiency, especially when resulting from new rules issued on the service; and

II – transferring revenues to third parties, to the detriment of the principle of tariff feasibility, pursuant to paragraph 7 of Clause 6.1.

Paragraph 3. The Concessionaire shall be entitled to have its original charges and remuneration situation restored when acts of God or catastrophes significantly affect the service exploitation, always subject, as a benchmark, to the effects of these situations on service providers in the private system.

Paragraph 4. The adequacy of the recovery referred to in the paragraph above shall be evaluated taking into account, among other factors, any existing coverage of the event which triggered the change to the initial financial position by the Insurance Plan set forth in Clause 24.1.

Clause 13.2. The restoration to the financial situation of the Agreement shall be applicable when it is evidenced that the factors stated in paragraph 1 of the preceding Clause did not occur, and such restoration shall be preferably carried out through tariff review or any other mechanism which, at Anatel’s discretion, is deemed to be efficient to neutralize the then noted situation.

Paragraph 1. The tariff review shall keep back any other mechanism to neutralize the parties’ unjust enrichment, by causing the event it referred to become obsolete.

Paragraph 2. The arrangement adopted to neutralize any distortion shall be unique, complete and final with respect to the event giving rise to such distortion.

Clause 13.3. Irrespective of the provisions in Clause 13.1 above, there shall be a review of the tariffs comprising the Basic Local Service Plan in favor of the Concessionaire or the users, pursuant to article 108 of Law No. 9,472 of 1997, in the event of one of the following specific situations:

I – unilateral amendment to this Agreement imposed by Anatel, involving significant variation (for above or below) of costs or revenues, so that the rise or drop in tariffs is imposed due to the need to prevent the unjust enrichment of any of the parties;

II – change to the tax system subsequent to the execution of this Agreement giving rise to any increase or reduction in the Concessionaire’s potential profitability;

III – supervening events, arising from any de facto or administrative events, which proven result in change to the Concessionaire’s costs;

IV – any specific legislative event directly impacting the Concessionaire’s revenues in such a way that it will affect its continuity or the quality of the service provided; or

V – any legislative change resulting in benefits to the Concessionaire, including any changes granting or eliminating exemptions, reductions, discounts or any other tax or tariff privilege, pursuant to paragraph 3 of article 108 of Law No. 9,472 of 1997.

Paragraph 1. Any loss or decrease in the Concessionaire’s gains caused by the free exploitation of services under fair conditions or by the inefficient management of its business shall not give rise to a tariff review.

Paragraph 2. The event of tariff review set forth in item II of the preamble to this Clause shall not be applied if the tax change implies the creation, elimination, increase or decrease in taxes levied on the Concessionaire’s income or earnings, such as income tax, which do not imply administrative or operating encumbrance.

Paragraph 3. No tariff review shall be applied in the events set forth in this Clause when the events triggering the review are already covered by the Insurance Plan set forth in Clause 24.1.

Paragraph 4. The Concessionaire’s contributions to the Universal Telecommunications Service Fund (FUST) and the Fund for the Technological Development of Telecommunications (FISTEL) shall not give rise to tariff review.

Clause 13.4. The tariff review shall not be applicable upon characterization that the impacts causing the Concessionaire’s request may be neutralized by the efficient exploitation of service, the market expansion or generation of alternative or supplementary revenues associated to the service subject to this Agreement, subject to current competitive conditions.

Sole paragraph. The decrease in revenues arising from discounts or reduced tariffs shall not give rise to tariff review.

Clause 13.5. The tariff review procedure may be started upon Concessionaire’s request or Anatel’s determination.

Paragraph 1. When the tariff review procedure is started by the Concessionaire, the following requirements shall be met:

I - being supported by a technical report or expert appraisal report fully showing the impact of the event on the tariff composition or the Concessionaire’s revenue estimate;

II – being supported by all documents required for showing the reasoning of the request;

III – the Concessionaire shall state its intended tariff review, by reporting the impacts and possible alternatives for tariff balancing; and

IV – all costs on diligence and studies required for the full finding of facts shall be the responsibility of the Concessionaire.

Paragraph 2. The tariff review procedure started by Anatel shall be reported to the Concessionaire granting a time limit for it to state a position, supported by a copy of the appraisal reports and studies conducted to characterize the situation giving rise to the tariff review.

Paragraph 3. The tariff review procedure shall be concluded no longer than one hundred twenty (120) days, except for the event in which the extension of this deadline is required to supplement the finding of facts.

Paragraph 4. The requirement shall be approved by Anatel, and the Concessionaire shall provide the broad disclosure of the new maximum reviewed tariff values, pursuant to the provisions in this Agreement.

Chapter XIV - Alternative, Supplementary and Accessory Revenues

Clause 14.1. The Concessionaire may obtain other alternative sources of revenues, provided that it does not imply the noncompliance with any provisions stated in the Telecommunications Services Regulations and other rules issued by Anatel.

Paragraph 1. The Concessionaire, its affiliates, subsidiaries or controlling parties shall not condition, directly or indirectly, the service offer hereby granted to the matched consumption of any other service, pursuant to applicable regulation and the Brazilian Consumer Defense Code.

Paragraph 2. The service offer hereby granted jointly with other services shall comply with the provisions in applicable regulation and the Brazilian Consumer Defense Code.

Clause 14.2. Anatel may determine that the Concessionaire offers services, devices or facilities related to the service subject to this concession to users, and in this case the parties shall adjust the unit prices of these services, subject to market parameters and the right to fair remuneration.

Chapter XV - Users’ and Other Service Providers’ Rights and Guarantees

Clause 15.1. Subject to the rules and parameters included herein, the following are the rights entitled to users of the service subject to this concession:

I – access to service and its fruition within the quality, regularity and efficiency standards set forth in this Agreement, attachments hereto and rules in force;

II – to obtain by request the suspension of the service provided by the Concessionaire or the rescission of the service agreement;

III – equitable treatment in connection with the conditions to service access and fruition;

IV – obtaining appropriate information with respect to service provision conditions, tariffs and prices charged;

V – inviolability and secrecy of their communications, subject to any constitutional and legal event and conditions and breach of telecommunications secrecy;

VI – freely obtaining the non-disclosure of their access code, upon request forwarded to the user service center provided by the Concessionaire;

VII – non-suspension of service without the user’s request, except for the event of any debt directly arising from its use or noncompliance with the duties stated in article 4 of Law No. 9,472 of 1997;

VIII – being previously aware of any and all changes to service provision conditions, which directly or indirectly affect him/her;

IX – privacy in bill invoices and in the usage of their personal data by the Concessionaire;

X – efficient and ready response to requests and complaints by the Concessionaire;

XI – forwarding of any complaints or representations against the Concessionaire to Anatel and defense consumer bodies;

XII – cure of any damages arising from the breach of their rights;

XIII – having the terms of the service agreement met;

XIV – freely choosing the provider of national and international long-distance telephony services;

XV – having its right to access code portability respected, subject to applicable regulation;

XVI – not being obliged or induced to consume services or acquire any assets or equipment he/she is not interested in, nor being compelled to submit to any conditions in exchange of which he/she will receive the service subject to this concession, pursuant to applicable regulation and the Brazilian Consumer Defense Code;

XVII – the replacement of its access code, pursuant to applicable regulation;

XVIII – obtaining, previously to the collection, any information on the re-inclusion of debts challenged when the complaint is deemed as groundless; and

XIX – the billing of services outside regulatory time limits shall be submitted in a separate invoice and upon prior negotiation with the user.

Paragraph 1. The Concessionaire shall comply with the duty to strictly care for the secrecy inherent in the telephony service and for the confidentiality of the data and information, by employing means and technologies to guarantee this user’s right.

Paragraph 2. The Concessionaire shall provide the technological resources required for suspending the secrecy of telecommunications determined by judicial authority, pursuant to applicable regulation.

Paragraph 3. In addition to the legal, contractual and regulatory provisions, the Concessionaire shall comply with the other consumer protection rules, especially Law No. 8,078 of September 11, 1990 and Decree No. 6,523 of July 31, 2008.

Clause 15.2. In addition to the rights referred to in the preceding Clause, the other telecommunications services providers shall be entitled to the following rights:

I – interconnection to the Concessionaire’s network under economic and operating equitable conditions, under proper technical conditions and at equal and fair prices that strictly meet the service provision requirements, subject to the regulation issued by Anatel;

II – receiving the service requested from the Concessionaire on an equitable basis, at market or other prices negotiated by the parties and including any applicable reductions in view of prevented costs, including those arising from large consumption, subject to applicable regulation;

III – obtaining all information required for provision of the services operated by these providers, including those related to billing, except for the Concessionaire’s right to preserve its data covered by business secrecy, as well as third parties’ rights; and

IV – accessing the Concessionaire’s telecommunications networks under non-discriminatory and egalitarian conditions, in a manner coherent with its business practices, pursuant to the General Plan on Competition Targets to be issued by Anatel.

Paragraph 1. Any conflicts arisen between the Concessionaire and other service providers shall be settled on the administrative level by Anatel, pursuant to applicable regulation.

Paragraph 2. Anatel may, based on an injunction, establish the conditions required for settling the conflict, including the definition of amounts, deadlines and any other elements fundamental to the effectiveness of the injunction decision.

Paragraph 3. Anatel shall follow up, on an ongoing basis, the relationship between service providers using the service hereby granted and the Concessionaire, in order to prevent any behaviors which may give rise to unfair losses to any of the parties or breaches of the economic order and free competition, by reporting, in these events, such behaviors to the Administrative Economic Defense Council (CADE), after exercising its jurisdiction, pursuant to article 19, item XIX of Law No. 9,472 of 1997.

Clause 15.3. Subject to applicable regulation, any user shall be entitled to the provision and fruition of added value services, which shall be carried out under technically proper conditions and at equal and fair prices, and the Concessionaire shall be prohibited to establish any obstacle or restriction to the fruition of the service hereby granted.

Sole paragraph. Added value services shall be construed as all activities adding new facilities to the service subject to this concession, without mingling with it, in connection with the access, storage, presentation, handling or recovery of information.

Chapter XVI - Concessionaire’s Rights, Guarantees and Obligations

Clause 16.1. In addition to other obligations arising from this Agreement and inherent in the service provision, the Concessionaire shall be responsible for:

I – providing the service with full compliance with the provisions in this Agreement, by fully complying with the regulation issued by Anatel;

II – implementing all equipment and facilities required for the provision, continuity, modernization, expansion and universalization of the service subject to this concession, within the specifications stated in this Agreement;

III – keeping the telecommunications network in perfect operating and working conditions, with respect to the quantity, extension and locations pertinent and sufficient to the proper service provision;

IV – providing the financial resources required to meet the universalization and continuity parameters stated in this Agreement and to the proper service provision;

V – providing Anatel with, in the manner and frequency set forth in regulation, any technical, operating, economic, financial and accounting accounts and information, as well as supplying all requested data and elements related to the service;

VI – providing public usage terminals, permanent or temporary, in the format set forth in this Agreement;

VII – submitting itself to Anatel’s inspection, monitoring and control by enabling the access by Anatel’s agents to the facilities related to the service, as well as to its accounting, technical, commercial, economic-financial and operational records, among others;

VIII – keeping separate accounting records for the STFC mode subject to this Agreement, according to the defined chart of accounts, as well as having the inventory of the company’s fixed assets and components updated, pursuant to applicable regulation;

IX – keeping a user service and information system as set forth in Clause 16.7;

X – caring for the integrity of assets related to the service provision;

XI - submitting, for Anatel’s approval, prior to its usage, the draft of the Standard Agreement to be entered into with subscribers, as well as all changes, amendments or variations applicable thereto;

XII – submitting, for Anatel’s prior approval, any operating, service, association or partnership agreements intended to be entered into with foreign entities;

XIII – forwarding, for publication in Anatel’s Library, a copy of the agreements and contracts related to the provision of the services hereby granted with Brazilian and foreign telecommunications service providers;

XIV – forwarding, for publication in Anatel’s Library, a copy of the agreements and contracts related to the provision of the services hereby granted, involving waiver or transfer of revenues, in amounts higher than three million reais (R$3,000,000.00) per year;

XV – disclosing, directly or by means of third parties, the access code of its subscribers and other subscribers to the Switched Fixed Telephony Service providers, in public or private system, in the concession area, excluding those who expressly require the omission of their personal data;

XVI – supplying, within reasonable time limits and prices and on a non-discriminatory basis, the list of its subscribers for disclosure of telephony directory purposes;

XVII – strictly respecting the duty of secrecy and confidentiality of telecommunications, subject to legal and contractual provisions;

XVIII – respecting the subscriber’s privacy in relation to bill invoices and all personal information related thereto;

XIX – meeting, at its own account, pursuant to Clause 8.2. of this Agreement, all universalization targets expressly stated in this Agreement;

XX – implementing service expansion and universalization projects to be determined by Anatel, according to defined refund levels, time limits and implementation conditions, subject to the provisions in Clause 8.3;

XXI – previously submitting to Anatel any and all intended amendments to its bylaws in connection with the spin-off, merger, change, take-over, as well as the transfer of control or change to capital stock;

XXII – respecting all rights entitled to other telecommunications service providers, refraining from any inequitable behavior or any measure to prevent the latter’s activities;

XXIII – using, whenever required by regulation, any equipment with certification issued or approved by Anatel;

XXIV – complying with the technical rules and standards in force in Brazil, refraining from any inequitable measure in relation to assets and equipment produced in the Country;

XXV – making available, to civil defense authorities, agents, and any institutions providing Emergency Public Services, all requested means, systems and features to support or help affected populations in the event of public catastrophes;

XXVI – serving, with priority, the President of the Republic, protocol representatives, cortège and supporting staff, as well as foreign Chiefs of State, upon any official visits or moves around the country, by providing all the means required for the proper communication of these authorities, subject to the regulation issued by Anatel;

XXVII – paying all inspection and license fees related to its facilities, pursuant to applicable regulation;

XXVIII – paying all amounts related to public prices, especially for the right to use scarce resources;

XXIX - publishing, on an annual basis, irrespective of the corporate legal system to which it is subject, the balance sheet and financial statements computed at the end of each fiscal year, subject to provisions in legislation in force and regulation issued by Anatel;

XXX – complying with the rules prevailing in the country related to the use of foreign labor force, including those for higher qualified positions;

XXXI – indemnifying users, subject to applicable regulation, for any damages effectively arising from the failure to provide the service required based on the continuity parameters and universalization targets set forth in this Agreement;

XXXII – curing any damages caused by breach of the users’ rights;

XXXIII – refraining from having expenses on management service agreements with foreign entities, including technical assistance, in amounts higher than one-tenth of one percent (0.1%) per year, in relation to the annual revenues of the Switched Telecommunications Services, until the end of the concession;

XXXIV – complying with any agreements entered into with Brazil and other countries and international bodies, as set forth by Anatel;

XXXV – making available at least six (6) maturity dates, for the user to choose from, in the service bill invoice;

XXXVI – promptly serving all users’ requests recorded in the Anatel’s Service Center, responding them in writing;

XXXVII – supplying data, information, reports and accounting records whenever requested by Anatel, within the stated time limit, under the penalty of incurring the sanctions set forth in this Agreement; and

XXXVIII – submitting to Anatel all contracts, agreements or adjustments entered into by the Concessionaire and its controlling parties, direct or indirect, or affiliates, especially those addressing the administration, management, engineering, accounting, advisory, purchasing, supplies, constructions, loans, sales of shares, goods, as well as any agreements executed with:

a) individuals or legal entities which, together with the Concessionaire, are part, directly or indirectly, of the same controlled company; and

b) individuals or legal entities with directors or administrators in common from the Concessionaire.

Paragraph 1. The decisions related to item XXXIII of this Clause in service provision and technical assistance agreements, between the Concessionaire and third parties related to controlling shareholders, shall be made at extraordinary shareholders’ meetings, and the Concessionaire shall state in its bylaws that preferred shares shall be entitled to vote in these decisions, without prejudice to the provisions in article 115, paragraph 1, of Law No. 6,404, of December 15, 1976, as amended by Law No. 10,303, of October 31, 2001.

Paragraph 2. In the event of any conflicts between the Concessionaire and other telecommunications services providers with respect to the fixation of fair and reasonable values, Anatel may, based on an injunction, determine such amounts, deadlines and any other elements fundamental to the effectiveness of the injunction decision.

Clause 16.2. Without prejudice to the other provisions included herein and the guarantees ensured by force of law, the Concessionaire has the following rights:

I – exploiting the services granted within its business strategy, by freely defining its investments, subject to the regulation issued by Anatel and the provisions in this Agreement;

II – appointing a representative to monitor Anatel’s inspection activity, except in those cases when the previous summons or the on-site monitoring are incompatible with the nature of the determination, or when confidentiality is required to ensure the effectiveness thereof; the Concessionaire is ensured access to the corresponding report upon completion of the diligence.

III – suspending or failing to serve the service provision request from any subscriber who is in default with its contractual obligations with the Concessionaire, pursuant to applicable regulation;

IV – requesting the convening of an arbitration procedure in the events and pursuant to the provisions of Chapter XXXIII hereof;

V – having the financial conditions to exploit services preserved against any changes giving rise to the unjust enrichment of the Federal Government or users, pursuant to the provisions in Chapter XIII;

VI – requesting the review of the tariffs applicable to the service hereby granted, pursuant to the provisions in this Agreement;

VII – requesting from Anatel the confidentiality of information gathered during the inspection activity, pursuant to the provisions in this Agreement;

VIII – employing, during the carrying out of services, any third party’s equipment and infrastructure, subject to Clause 22.1 hereof; and

IX – contracting, with third parties, the development of activities inherent in, accessory or supplementary to the service, as well as the implementation of associated projects.

Clause 16.3. While this Agreement is in force, the Concessionaire shall be the sole responsible, before third parties, for the acts performed by its staff, assigns and contractors, during the provision of the Switched Fixed Telephony Services, as well as for the use of equipment, facilities or networks, and the Federal Government and Anatel shall be held harmless from any related claims and/or indemnities.

Clause 16.4. The Concessionaire may not place any obstacles to public interest works, whatever their nature, whenever the removal of facilities or telephone networks is required to enable any direct or indirect intervention by any Public Administration body or entity.

Clause 16.5. The Concessionaire shall directly negotiate with each Municipal Authorities of the service exploitation areas, as well as with other public service concessionaires, the conditions for installation of poles and crossheads for supporting its aerial lines and cables, as well as any underground ducts and drain pipes designed for passage of cables under streets and public places.

Paragraph 1. The Concessionaire shall make arrangements with the holders of public or private assets above and under which it has to give passage to ducts or drain pipes or install supports for placement of ducts or drain pipes in order to obtain their respective consent or right-of-way for such purposes.

Paragraph 2. The Concessionaire shall make, with the respective municipal authorities, the arrangements needed to establish conditions to overcome any interferences on the network required for providing the service, including those related to tree cutting and pruning.

Paragraph 3. All constructions, facilities and use of equipment for the service provision shall be the entire responsibility of the Concessionaire, at its own account and risk, and it is expressly understood that the Concessionaire shall be responsible for the relationship with federal, state or municipal bodies liable for usage of soil, buildings and environmental control.

Clause 16.6. The Concessionaire may use any poles, ducts, canals and right-of-ways belonging or controlled by other telecommunications or public service providers, subject to applicable regulation.

Sole paragraph. The Concessionaire shall make available to other telecommunications service providers, classified by Anatel as of collective interest, its proprietary means or the means it controls, referred to in the preamble to this Clause.

Clause 16.7. The Concessionaire shall provide assistance to users during the entire term of this concession, in the following forms, pursuant to applicable regulation:

I – information and service center to be accessed free of charge twenty-four (24) hours a day and seven (7) days a week, qualified to receive and process requests and complaints submitted by users;

II – personal attention that allows users to have a person-to-person interaction concerning the provision of STFC; and

III – any other means of distance communication.

Paragraph 1. The Concessionaire shall make available, in a clear and objective manner, to all users:

I – the access code to its user information and service center, as well as access information to other means of distance communication, which must be included in the service agreement, the bill invoice, the Free Mandatory Telephone Directory (Lista Telefônica Obrigatória e Gratuita - LTOG), the Concessionaire’s website, and in all the printed documents and materials submitted at the moment of contracting the service and during its duration; and

II – the addresses of the customer service centers on its website and through the user information and service center.

Paragraph 2. All requests or complaints forwarded by users by any means shall receive a sequential order number, which shall be communicated to users at the beginning of service to enable them to follow its development, pursuant to applicable regulation.

Paragraph 3. The user shall be informed by the Concessionaire, within the legal and regulatory timeframes, as to the measures adopted in regard to his or her request or complaint.

Paragraph 4. In the event it identifies the users’ difficulty to access the user information and service center, Anatel may require the Concessionaire to expand the available means of access, under penalty of deeming that the Concessionaire failed to meet the obligation set forth in this Clause.

Clause 16.8. Upon contracting the services and acquiring equipment and materials related to the services subject hereto, the Concessionaire shall agree to take into account any bids from independent, including Brazilian, suppliers, and base its decision, with respect to the several submitted bids, on meeting the objective price and delivery criteria and technical specifications set forth in the applicable regulation.

Paragraph 1. In the event of equal bids, the Concessionaire shall agree to use, as a decision criterion, the preference to services offered by companies located in the country, equipment, software and materials produced in the country and, among which, those with Brazilian technology.

Paragraph 2. The equivalence referred to in this Clause shall be determined, when, on a cumulative basis:

I – the Brazilian price is equal to or lower than the imported price, placed in the Brazilian territory, including any taxes levied;

II – the delivery period is consistent with the service requirements; and

III – the technical specifications defined in the applicable regulation are met and have certification issued or accepted by Anatel, if applicable.

Paragraph 3. Services are construed as those related to the research and development, planning, project, physical implementation and installation, operation, maintenance, as well as the acquisition of software, supervision and evaluation tests of the telecommunications systems.

Paragraph 4. The Concessionaire shall make available, on a quarterly basis, by means of electronic systems to be used exclusively by Anatel, the list of goods and services acquired that are directly related to the offer of telecommunications services to the Concessionaire, including at least the following information:

I – The goods manufacturer or service provider;

II – A general description of the goods or service;

III – the value of the goods or service;

IV - whether the goods are imported or manufactured in the Country;

V – Whether the goods have a local technology certificate, pursuant to the rules issued by the Ministry of Science and Technology or another entity designated for this purpose; and

VI – The total consumption in the period, breaking down the values of goods and services according to the criteria set forth in items IV and V.

Clause 16.9. The payment or transfer of amounts due to other telecommunications service providers shall be the Concessionaire’s obligation, pursuant to applicable regulation, and any non-payment or unreasonable withholding shall be characterized as an obstacle to competition, which will subject the Concessionaire to the sanctions set forth in Clause 26.1.

Clause 16.10. Upon request, the Concessionaire shall agree to supply and guarantee updated information in its subscriber reference files, required to the provision of telecommunications service by the collective interest service providers with which it has network interconnections, and this supply shall be carried out by means of equal, fair and reasonable conditions, pursuant to applicable regulation.

Paragraph 1. The obligation referred to in this Clause shall be met no longer than thirty (30) days counted from the request, irrespective of the completion of negotiation between the parties.

Paragraph 2. The supply shall be on an onerous basis, based on fair and reasonable values, subject to the provision in paragraph 2 of Clause 16.1.

Paragraph 3. The obligation shall be deemed as met through the implementation, together with other service providers, of a central reference file.

Clause 16.11. Upon request, the Concessionaire shall make available, to collective interest telecommunications service providers with which it has network interconnections, any billing, collection, service and payment services, under equal, fair and reasonable conditions, pursuant to applicable regulation and applicable tax legislation.

Sole paragraph. The services referred to in this Clause shall be implemented up to thirty (30) days after its request, irrespective of the completion of negotiations between the parties or possible requests for settlement of conflicts submitted to Anatel, subject to the provisions in paragraph 2 of Clause 16.1.

Clause 16.12. The Concessionaire shall ensure to any other collective interest telecommunications service provider the interconnection with its own network, subject to specific regulation and the rules of this Agreement.

Sole paragraph. In the event the Concessionaire fails to conclude, within the regulatory time limits, the interconnection agreement and fails to objectively prove the existence of any technical obstacle, Anatel shall establish, based on an injunction, a time limit for the interconnection implementation, irrespective of the completion of business negotiations or of any possible requests for arbitration submitted to Anatel.

Clause 16.13. The Concessionaire shall agree to provide the collective interest telecommunications service providers with the resources required for interconnection under the industrial exploitation format, pursuant to applicable regulation.

Sole paragraph. In the event the Concessionaire fails to provide the resources within the regulatory time limits and to objectively prove the inexistence of service capacity, Anatel shall cautiously establish the conditions for the request to be met, including, if required, the values to be charged.

Clause 16.14. The Concessionaire shall agree to provide the resources required for implementation of the telecommunications networks, including the access network, of collective interest service providers under industrial exploitation format, pursuant to applicable regulation.

Paragraph 1. In the event the Concessionaire fails to provide the resources within sixty (60) days counted from the request, and fails to objectively prove the inexistence of service capacity, Anatel shall establish, based on an injunction, the conditions for the request to be met, including, if required, the values to be charged.

Paragraph 2. The service agreement date between the user and the service provider shall define the chronological order the Concessionaire has to follow to meet the requests for resources.

Paragraph 3. In the event of multiple requests for the same user, the Concessionaire shall agree to provide the requested resources by following the chronological order of requests from the service providers.

Clause 16.15. The Concessionaire shall agree to comply with the General Competition Targets Plan and implement the resale of the service subject to this concession, pursuant to applicable regulation.

Clause 16.16. The Concessionaire shall provide access, on a non-discriminatory basis and pursuant to applicable regulation, to information relating to its subscribers list, required for the disclosure of telephone directories.

Paragraph 1. The access referred to in this Clause shall be implemented no longer than thirty (30) days after the related request, provided that any existing impediment is objectively evidenced.

Paragraph 2. The access shall be made on an onerous basis, based on fair and reasonable values.

Paragraph 3. In the event of conflicts between the Concessionaire and parties interested in disclosing its subscribers list, with respect to the definition of fair and reasonable values, Anatel may cautiously determine such values.

Chapter XVII - Anatel’s Obligations and Prerogatives

Clause 17.1. In addition to other prerogatives inherent in its role as a regulating body and other obligations arising from this Agreement, Anatel shall be responsible for:

I – following up and inspecting the service provision and the safekeeping of reversible assets, aiming at meeting the rules, specifications and instructions set forth in this Agreements and attachments hereto;

II – carrying out the inspections aiming at checking the adequacy of facilities and equipment, requiring any needed corrections, repairs, removals, reconstructions or replacements, to the Concessionaire’s expense;

III – regulating, on an ongoing basis, the provision of the service granted;

IV – interfering in the carrying out of the services when required, in order to ensure its regularity and the full compliance with this Agreement and any applicable legal rules;

V – applying the penalties set forth in the service regulation, in the Brazilian Consumer Defense Code, and, specifically, in this Agreement;

VI – resolving on any Alternative Local Service Plans submitted by the Concessionaire;

VII – fixing, authorizing the adjustment and reviewing tariffs, under the terms and pursuant to this Agreement;

VIII – operating within the scope set forth in this Agreement in order to prevent the unjust enrichment of the parties, pursuant to this Agreement;

IX – ensuring the good quality of the service and responding to the requests and complaints of users, informing them of the measures taken;

X – declaring the end of the concession in the events set forth in this Agreement;

XI – ensuring the interconnection guarantee, by settling any possible controversies arising between the Concessionaire and other service providers;

XII – ensuring the compliance with the universalization targets set forth in this Agreement, and with any targets to be established in any subsequent Targets Plans;

XIII – following, on an ongoing basis, the relationship between the Concessionaire and other telecommunications service providers, by settling any conflicts and establishing, based on an injunction, values, time limits and any other conditions fundamental to the effectiveness of the injunction decision.

XIV – prohibiting any Concessionaire’s behavior contrary to the competition system, subject to the legal jurisdiction of the Administrative Economic Defense Council (CADE);

XV – upon the Concessionaire’s request, proposing to the President of the Republic, through intermediation of the Ministry of Communications, the declaration of public interest for purposes of expropriation or institution of administrative easement of any assets required for the implementation or maintenance of the service subject to this Agreement;

XVI –exercising the inspection activity over the service, pursuant to the provisions in this Agreement;

XVII – collecting any taxes related to FISTEL, FUST and other fees to be created, which collection responsibility lies with Anatel, by adopting any measures set forth in legislation in force;

XVIII – ordering the Concessionaire to adopt any arrangements intended to protect the public interest or ensure the fruition of service, subject to provisions in regulation and in this Agreement;

XIX – ordering the Concessionaire to compensate users for any noncompliance with the obligations in this Agreement and regulation;

XX – ordering the intervention in the Concessionaire in the events set forth in article 110 of Law No. 9,472 of 1997 and in this Agreement;

XXI – collecting any amounts related to public prices, especially related to the right to use scarce resources;

XXII – determining any changes or the rescission of contracts, agreements or amendments entered into between the Concessionaire and its controlling shareholders, direct or indirect, or affiliates, especially those addressing the administration, management, engineering, accounting, advisory, purchasing, supplies, constructions, loans, sales of shares, goods, in the event they are contrary to legislation, regulations, the economic order or the public interest; and

XXIII – determining the cancellation of the sale operation conducted or the replacement of the asset sold by the Concessionaire with an equivalent one, as well as amendments or rescission of contracts, agreements or adjustments executed between the Concessionaire and a third party, when they are contrary to legislation, rules, regulations, the economic order or the public interest.

Chapter XVIII – The Concessionaire

Clause 18.1. The Concessionaire is a company incorporated according to Brazilian laws, as a corporation, and its exclusive purpose is the exploitation of the service subject to this concession, except for the services stated in article 207, paragraph 3, of Law No. 9,472 of 1997.

Sole paragraph. If any Concessionaire’s statutory change is approved, the documents formalizing such change shall be forwarded to Anatel for filing, and shall become an integral part of this Agreement, pursuant to applicable regulation.

Clause 18.2. The Concessionaire and its controlling parties shall agree to keep, during at least the full concession period, all conditions for service provision and capacity existing at the time this Agreement came into effect.

Clause 18.3. The Concessionaire and its controlling parties shall agree to ensure, during the concession period, the effective existence and operation, in the national territory, of the centers for resolution and implementation of strategic, managerial, logistics, commercial, operating and technical decisions involved in the enforcement of this Agreement, including causing this obligation to impact the composition and decision-making procedures of its management bodies.

Sole paragraph. The Concessionaire shall maintain, in its bylaws, during the validity period of this Agreement, the provisions ensuring the compliance with the preamble to this Clause.

Chapter XIX – Transfer of the Concessionaire’s Concession and Control

Clause 19.1. The transfer of the Concessionaire’s concession or control, either direct or indirect, may be authorized by Anatel, subject to the General Licensing Plan and Law No. 9,472 of 1997, whenever:

I – the assignee meets all requirements defined in articles 97 and 98 of Law No. 9,472 of 1997; and

II – to the extent that it does not jeopardize competition or risk the enforcement of the Agreement and the general rules of protection to the economic order.

Sole paragraph. The noncompliance with any provision in this Clause shall give rise to the forfeiture of this concession.

Clause 19.2. Any Concessionaire’s shares, which transfer does not change its control, may be freely pledged in guarantee.

Sole paragraph. In the event of shares pledged in guarantee giving rise to encumbrances of the Concessionaire’s equity, provisions submitting the creditors, in the event of execution, to the rules stated in this Chapter shall be set forth in the Financing Agreements.

Chapter XX - Inspection Activities

Clause 20.1. Anatel shall inspect the service hereby granted in order to ensure the compliance with the universalization and continuity obligations inherent in the public system of its provision, as well as care for the compliance with the targets and commitments stated in this Agreement.

Paragraph 1. The inspection to be exercised by Anatel shall comprise the inspection and follow-up of activities, equipment, facilities, agreements and the Concessionaire’s economic and financial situation, either by means of direct operation of its inspection agents or by formal request, implying broad access to all Concessionaire’s and third parties’ data and information, which shall be timely provided, as requested, pursuant to the provisions in this Agreement.

Paragraph 2. Any information gathered during the inspection shall be published in the Library, except for those deemed as confidential by Anatel, upon the Concessionaire’s request.

Paragraph 3. Any information to be deemed as confidential, in accordance with the foregoing paragraph, shall be only used in the procedures related to this Agreement, and Anatel and others appointed by Anatel shall be responsible for any disclosure, either broad or restricted, of such information outside the scope of utilization.

Paragraph 4. Anatel’s inspection shall also comprise the follow-up and control over the Concessionaire’s actions in the technical, accounting, commercial and economic and financial areas, and it may establish guidelines and procedures required to carry out the inspection, as well as suspend any and all activities inconsistent with the requirements of universalization, quality, efficiency, security and continuity of the service.

Paragraph 5. The Concessionaire’s accountability shall be submitted separately for the STFC mode subject to this Agreement and follow the chart of accounts established pursuant to applicable regulation, as well as record and calculate, separately, the investments and costs of its several network components.

Paragraph 6. The Concessionaire shall agree to provide relevant information to Anatel, pursuant to applicable regulation, and among them:

I - economic, financial and accounting information, including information on the balance sheet, statements of income, indebtedness, cash flow and added value, among others;

II – commercial information, including the installed users base, by type and concession sector, net and gross revenues, total number of minutes and calls charged with tariffs, and number of default subscribers by service plan;

III – technical operating information, including installed capacity, external plant, switch and transmission ports, plans to introduce new technologies by service and sector; and

IV – other information, such as the number of the concessionaire’s employees and employees contracted by activity.

Paragraph 7. Anatel’s inspection shall not be construed as reducing or exempting the Company’s responsibilities with respect to the adequacy of its works and facilities, the accuracy and lawfulness of its accounting records and its financial and commercial operations.

Paragraph 8. It is the Concessionaire’s duty to provide any information within the timeframe defined by Anatel.

Clause 20.2. By intermediation of the appointed representative, the Concessionaire may follow up Anatel’s inspection activities, except in those cases when the previous summons or the on-site monitoring are incompatible with the nature of the determination, or when confidentiality is required to ensure the effectiveness thereof, and may not bar or prevent the inspection, under the penalty of incurring the penalties set forth in this Agreement.

Chapter XXI – Concessionaire’s Accountability

Clause 21.1. Pursuant to applicable regulation and in the manner defined by Anatel, the Concessionaire shall forward to Anatel, from time to time, information and detailed and statistical reports on the STFC mode subject to this Agreement, among which:

I – indicators of expansion, comprehensiveness and occupation of the telephony network;

II – technical data related to the contracting and usage of the service subject to this concession, broken down by subscriber class, type of service plan contracted, tariff structure item, type of communication and usage time;

III – data related to the usage of the Concessionaire’s networks and resources, broken down by type of service providers involved, type of communication, type and comprehensiveness of the resource used, usage time and other applicable criteria;

IV – technical data related to items of additional, supplementary and accessory revenues, pursuant to this Agreement;

V – the statement of income detailing revenues and respective expenses related to the items mentioned in items I, II, III and IV of this Clause;

VI – the monthly standard balance sheet, the quarterly information (ITR), the financial statements for each fiscal year and other information and documents related to each fiscal year, duly audited;

VII – data related to financial operations carried out by the Concessionaire, including those related to the issue of debt securities;

VIII – data which enables the characterization of the technological stage of the equipment used, as well as the operation level of the plant; and

IX – data related to the quantity and qualification level of the human resources used, either the concessionaire’s or from third parties’.

Paragraph 1. The provision of data mentioned in this Clause shall not exempt or reduce the Concessionaire’s responsibility as to the adequacy, accuracy and lawfulness of its accounting records, and financial and commercial operations.

Paragraph 2. The noncompliance with the requests, recommendations and determinations contained in this Clause shall subject the Concessionaire to the application of the sanctions set forth in this Agreement.

Clause 21.2. The provision of the requested information shall, whenever possible, become ongoing and automated processes for information provision, as suggested by the Concessionaire, and be either adopted or not, at Anatel’s discretion.

Chapter XXII – Concession-Related Assets

Clause 22.1. All assets belonging to the Concessionaire’s equity, as well as to the Concessionaire’s controlling party, subsidiary, affiliate or third parties, and which are fundamental to the provision of the service hereby granted, especially those qualified as such in Attachment 1 hereto – Qualification of Reversible Assets in the Provision of Local Switched Fixed Telephony Services, shall be an integral part of this concession and be related thereto.

Paragraph 1. The list of concession-related assets also includes authorizations to use radiofrequencies granted and, if possible, the right to use orbital positions, subject to the provisions in articles 48 and 161 of Law No. 9,472 of 1997, and also the provisions in Clause 4.1 hereof.

Paragraph 2. The activities and processes required to the provision of STFC in the public system are an integral part of the concession, aiming to ensure business continuity, taking into consideration that these are essential items and that their provision is constantly subject to technological changes.

Paragraph 3. In relation to the concession-related assets, the Concessionary may only directly employ, in the provision of the service hereby granted, any non-proprietary equipment, infrastructure, software or any other asset upon the express prior consent by Anatel, which may waive such requirement in the cases and events set forth in regulation.

Paragraph 4. In the event of any risk to the continuity of services or prevention from the reversal of the concession-related items, Anatel may refuse authorization for use of third parties’ assets or then demand that the respective agreement includes a clause by which the owner agrees, in the event of the end of the concession, to keep the agreements and subrogate Anatel in the rights arising therefrom.

Paragraph 5. Pursuant to applicable regulation, the Concessionaire shall agree to submit a list including the concession-related assets on a yearly basis, according to definition of Clause 22.1.

Paragraph 6. Applicable regulation shall address the identification and control over reversible assets, especially with respect to sale, encumbrance or replacement of assets, which shall depend on Anatel’s prior approval, and these assets shall be clearly identified in the list submitted by the Concessionaire on a yearly basis.

Paragraph 7. Any assets linked to the provision of services and with their usage shared by the Concessionaire shall comprise the list submitted by the Concessionaire on a yearly basis.

Clause 22.2. The Concessionaire shall agree to submit to Anatel, on a quarterly basis, from the eighteenth (18th) year of validity of this Agreement:

I – a list including all assets belonging to its equity and which are fundamental to the provision of the service hereby granted, especially those qualified as reversible assets of the Provision of Switched Fixed Telephony Services in the Local Mode;

II – a report on the inventory of parts and replacement and expansion parts;

III – a financial report, including the indebtedness level and meeting of obligations with third parties; and

IV – a report including information on human resources and staff qualification.

Chapter XXIII – Reversal of Assets

Clause 23.1. Upon the end of the concession, all concession-related assets, pursuant to Chapter XXII, shall automatically reverse to Anatel, and the Concessionaire shall remain with the right to the indemnities set forth in legislation and in this Agreement.

Sole paragraph. Up to one hundred eighty (180) days after the end of the concession, an inspection of the concession-related assets shall be carried out and a Statement of Return and Reversal of Assets shall be drawn up including a statement of the conservation status of such assets, and the Concessionaire’s representative(s) shall have the option to monitor such inspection.

Clause 23.2. The Concessionaire shall agree to deliver the reversible assets in perfect operation, usage and maintenance conditions, without prejudice to the normal wear and tear resulting from its usage.

Sole paragraph. The reversible assets shall be transferred to Anatel free from any liens or charges, subject to the event of paragraph 2 of the Clause below.

Clause 23.3. The reversal of assets addressed in this Chapter, at the end of the contractual period, shall be carried out without indemnity, except for the provisions in this Clause.

Paragraph 1. The Concessionaire shall be indemnified only in the event there shall be, at the end of the concession, any assets not fully repaid, which acquisition had been previously authorized by Anatel to ensure the continuity and updating of the service provided.

Paragraph 2. Alternatively or complementarily to the indemnity referred to in the foregoing paragraph, Anatel may accept the transfer of assets which have been pledged as guarantee of its own financing, subrogating the financial installment still unpaid.

Clause 23.4. At the end of the concession, Anatel shall evaluate the assets referred to in Clause 22.1, and may refuse the reversal of assets it deems as dispensable or unserviceable for application in the exploitation of the service, and the Concessionaire shall be entitled to the adversarial right, including by preparing and submitting, at its expense, any appraisal reports or studies supporting the need for reversal.

Sole paragraph. In the event the Concessionaire disagrees with Anatel’s decision with respect to the foregoing in this Clause, it may request the application of the resource for settlement of disputes provided for in this Agreement.

Chapter XXIV - Insurance Plan

Clause 24.1. During the whole validity period of this concession, the Concessionaire shall have, with an insurance company of a size consistent with the capital to be insured, registered with the sector regulatory bodies, the following insurance policies required for ensuring the effective and comprehensive coverage of risks inherent in the development of all activities stated in this Agreement:

I – “all risks” type insurance for material damages, covering the loss, destruction or damages to any or all concession-related assets, and this insurance shall include all coverage required in accordance with international standards;

II – insurance to preserve the economic conditions for the ongoing exploitation of services, by covering at least the operating costs against any changes in the Concessionaire’s revenues arising from claims or changes in the Agreement exploitation conditions which are not covered by insurance against material damages, provided that the adoption of this type of insurance be accepted by Brazilian legislation and expressly authorized by the Brazilian reinsurance authority, the Instituto de Resseguros do Brasil – IRB, or a similar body; and

III – surety bonds ensuring the compliance with obligations related to the quality and universalization set forth in this Agreement (Performance Bond, credit letter and amount pledged as guarantee) in the amount corresponding to ten percent (10%) of the investments estimated at each year for compliance with the targets set forth herein.

Paragraph 1. The Concessionaire shall, upon renewal of the insurance policies, submit a declaration of the Insurance Company having the obligation to report to the Concessionaire and Anatel, in writing, with at least thirty (30) days in advance, any facts which may give rise to the total or partial cancellation of the contracted insurance policies, reduction in coverage, increase in deductible amounts or reduction in insured amounts.

Paragraph 2. The Concessionaire shall also, upon renewal of the insurance policies, submit an express declaration by the Insurance Company that it is fully aware of the Concession Agreement and of Anatel’s regulations, including in regard to the Concessionaire’s limitations and rights.

Paragraph 3. In the event of the Concessionaire’s noncompliance with the obligation to keep the insurance policies in force, Anatel, irrespective of its right to order the intervention or forfeiture of this concession, may contract and directly pay the respective premiums, and the Concessionaire shall bear the related costs.

Paragraph 4. The Concessionaire shall submit a certificate issued by the insurance company(ies) confirming the settlement of the premium(s) related to the policy(ies) within sixty (60) days of their settlement.

Paragraph 5. Any insurance policies required to guarantee the effective and comprehensive coverage over risks inherent in the development of all activities stated in this Agreement shall be in force submitted to Anatel, in full, within thirty (30) days of their issuance.

Paragraph 6. The Concessionaire undertakes to submit, by the date of expiration of each policy, a declaration of the insurance company(ies) stating that said policy is being renewed.

Paragraph 7. Anatel may change the coverage or submission periods of the insurance policies referred to in this Clause, in order to adjust such requirements to the regulation issued by the Superintendence of Private Insurance (SUSEP), as well as upon the issue of any rules preventing the contracting of insurance policies referred herein or the inexistence of conditions for a broad and competitive market to enable its contracting at reasonable costs.

Paragraph 8. Annually, until the end of November, the Concessionaire shall submit an estimate for the following year of the amount of investments required to comply with the obligations herein, which will subsidize the contracting of the guarantee provided for in item III of this Clause.

Chapter XXV - Interconnection

Clause 25.1. The Concessionaire shall agree to allow, facilitate, make available and carry out the interconnection, to the network it operates, of networks of other collective interest telecommunications service providers, in public or private system, and comply with and cause the compliance with the rules and regulations issued by Anatel accordingly.

Clause 25.2. As of a date to be determined by Anatel, new values will be adopted for the network usage fee for Local Network Usage Fees (TU-RL), which consider the long-term cost model, set forth in applicable regulation and the terms and the provisions in Clause 13.1.

Paragraph 1. The maximum values of the Local Network Usage Fees (TU-RL) shall be limited to the output of multiplier M by the local service usage fees, subject to the time modulation and other conditions stated in Attachment 3 hereto and in applicable regulation, as follows:

I – from January 1, 2006 to December 31, 2006, M shall be equal to five tenths (0.5);

II – from January 1, 2007 up to the date when the Cost Model is implemented, to be determined by Anatel, M shall be equal to four tenths (0.4).

Paragraph 2. In the event the application of the provision in paragraph above gives rise to an increase in the TU-RL value, this value may only be charged from the next adjustment of the local service usage fees.

Paragraph 3. In the event of adoption of tariffs related to the maintenance of the usage right including the total usage minutes, the TU-RL values shall be defined based on the reference quantity of usage minutes.

Clause 25.3. The Concessionaire shall have the same rights and comply with the same interconnection conditions as other collective interest telecommunications service providers.

Sole paragraph. The Concessionaire shall make available, for the interconnection, the network elements with the highest possible technical breakdown level, subject to Anatel’s regulation.

Clause 25.4. In the event of unreasonable refusal for interconnection, and without prejudice to other measures, Anatel may order the intervention in the Concessionaire.

Sole paragraph. The unreasonable refusal for interconnection is characterized by:

I – the failure to submit the interconnection agreement within the time limits established by regulation;

II – the failure to provide the interconnection within the time limits established by regulation;

III – the noncompliance with any injunction involving the interconnection provision, determined by Anatel.

Clause 25.5. The unreasonable refusal for interconnection shall be deemed as a serious breach, and the Concessionaire shall be subject to the sanctions set forth in Chapter XXVI hereof, without prejudice to other measures to be adopted by Anatel.

Sole paragraph. In the event the unreasonable refusal for interconnection involves bad faith, the provision in article 177 of Law No. 9,472 of 1997 shall also apply.

Chapter XXVI – Sanctions

Clause 26.1. Upon enforcement of this Agreement, the Concessionaire shall agree to be subject to the following sanctions, which will be applied based on Anatel’s well-founded decision, and have its right to defense guaranteed, under the provisions of its Bylaws and without prejudice to other penalties set forth in regulation:

I – for any breach of the provisions herein resulting in the failure to meet the universalization targets: fine of up to fifty million reais (R$50,000,000.00);

II – for any act or omission contrary to the provisions stated in this Agreement, or any other normative ruling giving rise to losses to competition in the telecommunications sector: fine of up to fifty million reais (R$50,000,000.00);

III – for breach of any contractual provisions giving rise to noncompliance with quality targets and parameters in service provision: fine of up to forty million reais (R$40,000,000.00);

IV – for any other act or omission not stated in the items above giving rise to breach of user’s rights defined in this Agreement or result in losses to the user: fine of up to thirty million reais (R$30,000,000.00);

V – for any act or omission which breaches the provision in Clause 16.8 of this Agreement, with respect to the contracting of services and acquisition of equipment and materials produced in the country: fine of up to thirty million reais (R$30,000,000.00);

VI – for any act or omission giving rise to obstacles or difficulties in the exercise of Anatel’s inspection activity set forth in this Agreement: fine of up to twenty million reais (R$20,000,000.00);

VII – for any act or omission giving rise to noncompliance with Anatel’s determination: fine of up to twenty million reais (R$20,000,000.00);

VIII – for any act, omission or negligence which poses risk to the safety of facilities: fine of up to fifteen million reais (R$15,000,000.00);

IX – for any act or omission giving rise to damages or pose risk to any assets and equipment related to the concession: fine of up to ten million reais (R$10,000,000.00); and

X – for noncompliance with any obligation expressly set forth herein, except for those stated in the items above, which sanctions are already defined therein: fine of up to ten million reais (R$10,000,000.00).

Paragraph 1. The breach stated in item I of this Clause shall be characterized when the Concessionaire fails to meet its obligations, within the time limits set forth in this Agreement, with respect to the service expansion, expansion of service provision, by means of public usage telephones and services to locations, pursuant to the General Plan on Universal Service and Attachment 02 – Universalization Targets, which is an integral part of this Agreement, and the sanction shall be applied taking into account the following factors in addition to the general principles stated in this Chapter:

a) the difference between the implementation stage noted and the target defined in the Agreement;

b) the possible recovery of the implementation schedule to the Concessionaire’s expense;

c) the damage for the policy reflected in the General Plan on Universal Service;

d) any damages to the direct beneficiaries of the unachieved targets; and

e) any possible technical or economic circumstances that may mitigate the Concessionaire’s responsibility without eliminating it.

Paragraph 2. The breach stated in item II above shall have its seriousness defined solely in view of the general criteria stated in the specific regulations, and shall be characterized by the Concessionaire’s behavior that, directly or indirectly, may give rise to losses to competition in the sector, especially:

a) placing any obstacle or difficulty to the option for another service provider or national or international long-distance service;

b) refusal to provide interconnection to any telecommunications service provider;

c) placing any obstacle or difficulty to the activity carried out by added value service providers;

d) refusal or delay in extending, under equal conditions, the co-billing to other collective interest providers, characterized by its failure to implement it within up to thirty (30) days counted from the related request;

e) refusal or delay in providing and updating, whether on real time or not, the information in its subscriber reference files, required to the activities of other collective interest service providers, characterized by its failure to implement it within thirty (30) days counted from the related request;

f) refusal or delay in providing, under equal conditions, the resources needed for the implementation of telecommunications networks, including access network, of collective interest service providers, under industrial exploitation format, characterized by its failure to implement it within up to sixty (60) days counted from the related request;

g) conditioning the provision of the service or offering advantages in view of the user’s acquisition of any other service alien to this Agreement;

h) carrying out any telecommunications service not subject to the concession granted by Anatel in its favor;

i) failure to preserve the quality levels achieved in its own network with respect to interconnection;

j) delaying the delivery or providing inadequate information essential to the activities of other service providers, especially with respect to reference files; and

l) unreasonable failure to pay any amounts due to another telecommunications service provider.

Paragraph 3. The breach stated in item III of this Clause shall be characterized by the recurrent provision of the service granted in levels below the quality parameters defined in the General Quality Targets Plan or by the proven breach of the indicators referred to in Chapter VI, and the first one shall be deemed as a serious breach, especially:

a) the non-allocation of human and material resources required for preservation of minimum quality standards in the operation or service maintenance;

b) negligence to modernize the network, affecting the service quality;

c) the gathering and forwarding of indicators to Anatel in nonconformity with regulation;

d) the refusal, omission or delay in providing information on quality; and

e) the noncompliance of the duty to maintain the continuity or regularity in the provision of service, except in the event of the circumstances set forth in the sole paragraph of Clause 7.1.

Paragraph 4. The breach stated in the foregoing item IV shall have its seriousness scale defined in view of the number of users affected and losses caused, and the either committed or omitted, or direct or indirect, breach of any obligation set forth in this Agreement, which does not imply an offense to universalization and quality duties, but gives rise to breaches of the users’ rights, especially:

a) the refusal to provide the service granted to any interested party;

b) the noncompliance with the duty to provide information to user;

c) the breach of telecommunications secrecy, outside the legal events, albeit carried out by third parties in the facilities of responsibility of the Concessionaire;

d) the noncompliance with the duty to supply, free of charge, telephone directories to any subscriber who requests it;

e) the failure to maintain a user information and service center pursuant in the manner defined in this Agreement;

f) the billing of tariff or price not in compliance with the rules set forth in this Agreement and regulation;

g) the restriction to the right of exercising free choice among service plans and service providers;

h) the failure to compensate users, pursuant to applicable regulation or as determined by Anatel;

i) the failure to guarantee the access code portability right, pursuant to applicable regulation; and

j) the noncompliance with the Agency’s determinations, according to the terms and conditions set forth.

Paragraph 5. The sanction set forth in item V above shall be characterized when the breach of the obligation stated in Clause 16.8 and have its seriousness defined pursuant to applicable regulation.

Paragraph 6. The breach stated in the foregoing item VI shall have its seriousness defined in view of the relevant of the fiscal activity, which had been prevented, and be characterized by the breach, either committed or omitted, or direct or indirect, carried out by the Concessionaire or its assigns, preventing the inspection activity exercised by Anatel, its assigns, agents or even by the user, especially:

a) the Concessionaire’s refusal to meet a request for information made by Anatel with respect to the service granted or any related assets;

b) placing any obstacle to the operation of Anatel’s inspection agents;

c) failure to comply with any advertising obligations set forth herein or in regulation; and

d) failure to forward or the untimely forwarding of any information, data, report or document, which, by force of regulation or this Agreement, should have been forwarded to Anatel.

Paragraph 7. The breach stated in item VIII of this Clause shall have its seriousness defined in view of the proportional risk arisen and be characterized by the Concessionaire’s behavior against the rules set forth in this Agreement and regulation, that breaches the technical safety rules and standards and poses risk to the facilities related to the service granted, especially:

a) the employment, in the service granted, of any equipment not certified or approved by Anatel pursuant to applicable regulation;

b) the non-allocation, in service operation and maintenance, of the human and material resources required for preservation of minimum quality standards; and

c) failure to adopt any precautions recommended for the service hereby granted.

Paragraph 8. The breach stated in the foregoing item IX of this Clause shall have its seriousness defined in view of the significance, economic relevance and essence of the involved assets and be characterized by the Concessionaire’s behavior against the provisions in this Agreement or regulation and which may pose risk to the assets or equipment related to this concession or make it difficult to reverse such assets or equipment, especially in view of:

a) the failure to maintain inventory and records of the assets referred to in Clause 22.1;

b) the employment, directly in the provision of the service subject to this concession, of third parties’ assets without the prior consent by Anatel or without the waiver of such consent;

c) the negligence in the preservation of the reversible assets, subject to applicable regulation; and

d) the failure to provide the information set forth in Clause 22.1.

Paragraph 9. The sanction set forth in the foregoing item X shall be characterized when the breach of the contractual obligation not stated in the foregoing items is identified, especially:

a) noncompliance with the provisions in item XXX of Clause 16.1; and

b) refusal or delay in enabling the access, pursuant to applicable regulation, to the information of its subscribers’ list required for purposes of disclosure of telephone directories.

Paragraph 10. The sanction set forth in the foregoing item VII shall be characterized by the noncompliance with Anatel’s determination, especially with respect to the one aiming at guaranteeing the respect to the users’ rights.

Paragraph 11. The sanction set forth in the foregoing item II has a contractual nature and shall be applied by Anatel, irrespective of any arrangements to be adopted by CADE.

Clause 26.2. For application of the contractual fines set forth in this Chapter, the rules stated in Title VI of Book III of Law No. 9,472 of 1997 and in regulation shall be complied with.

Sole paragraph. For application of the sanctions set forth in this Chapter, the provisions in Anatel’s Bylaws and in the applicable regulation shall be taken into account.

Clause 26.3. The fines set forth in this Chapter shall be applied without prejudice to the characterization of the intervention events or declaration of forfeiture set forth in this Agreement.

Sole paragraph. In the event of total or partial failure to carry out the adjustment or of any unreasonable delays longer than one hundred twenty (120) days to meet the targets set forth in this Agreement, the Concessionaire shall be subject to declaration of forfeiture pursuant to Clause 27.4.

Clause 26.4. The maximum amounts of the fines set forth in this Chapter are basic for June 1998 and shall be adjusted based on the IGP-DI (general price index – internal availability) rate.

Chapter XXVII – End of Concession

Clause 27.1. The Concession Agreement shall be deemed as ended in the following events:

I – end of service concession period;

II – expropriation, pursuant to article 113 of Law No. 9,472 of 1997;

III – forfeiture, pursuant to article 114 of Law No. 9,472 of 1997, and in this Agreement;

IV – amicable or judicial termination, pursuant to article 115 of Law No. 9,472 of 1997; and

V – annulment.

Paragraph 1. At the end of the concession, Anatel shall be returned the rights and duties related to the provision of the service granted, with the reversal of assets referred to in Clause 23.1, and the Concessionaire shall have the right to any indemnities set forth in legislation and in this Agreement.

Paragraph 2. After the end of the concession, Anatel shall carry out any required investigations, evaluations and settlements within one hundred eighty (180) days counted from the assumption of the service, except for in the event of end of contractual period, when these arrangements shall be adopted in advance by Anatel.

Paragraph 3. In the event the agreement is ended before the contractual period, without any prejudice to other applicable measures, Anatel may:

I – occupy temporarily movable and immovable assets and use any staff contracted for the provision of services, required to its continuity; and

II – keep the agreements entered into by the Concessionaire with third parties during the terms and under the conditions originally agreed.

Clause 27.2. The reversal, at the end of the contractual period, shall be carried out without any indemnity, except for in the event set forth in Clause 23.3.

Clause 27.3. Pursuant to article 113 of Law No. 9,472 of 1997, expropriation shall be construed as the recovery of the service by Anatel during the concession period, in view of any extraordinary reason of public interest, by means of a specific authoritative law and preceded by an indemnity payment.

Clause 27.4. This Agreement may have its forfeiture declared by means of an act of Anatel’s Steering Committee, preceded by an administrative proceeding which shall guarantee full defense to the Concessionaire, in the following events:

I – transfer of corporate control, spin-off, merger, concessionaire’s change or take-over or decrease of its capital stock without Anatel’s prior approval;

II – irregular transfer of the Agreement;

III – noncompliance with transfer commitments referred to in Clause 19.1 and article 87 of Law No. 9,472 of 1997;

IV – Concessionaire’s bankruptcy or winding-up;

V – failure to meet insurance coverage requirements, in noncompliance with the obligations set forth in Clause 24.1, and in the event such failure may not, at Anatel’s discretion, be cured by intervention;

VI – upon occurrence, pursuant to article 114, item IV, of Law No. 9,472 of 1997, of any of the events set forth in Clause 28.1 and if, at Anatel’s discretion, the intervention is deemed as inconvenient, mild or unreasonably beneficial to the Concessionaire; and

VII – noncompliance with the universalization targets stated in the General Plan on Universal Service approved by Decree of the President of the Republic.

Paragraph 1. The intervention shall be deemed as unnecessary when the demand for the service subject to this concession may be met, upon permission, by other service providers on a regular and immediate basis.

Paragraph 2. The declaration of forfeiture shall not eliminate the application of any proper penalties, pursuant to this Agreement, in connection with the breaches carried out by the Concessionaire, nor shall it jeopardize the indemnity right defined pursuant to the Chapter below.

Clause 27.5. The Concessionaire shall be entitled to contractual termination, either amicable or judicial, when, due to action or omission by the Government, the enforcement of the agreement becomes excessively onerous, pursuant to article 115 of Law No. 9,472 of 1997.

Sole paragraph. The introduction or expansion of competition among the several providers of the service subject to this concession shall not be deemed as grounds for contractual termination, and it is certain that the Company, upon assuming this concession, is aware that it will exercise activities without any market reserve or exclusivity.

Clause 27.6. The agreement shall be declared null by Anatel in the event of any incurable and serious irregularity to this Agreement.

Chapter XXVIII - Indemnity

Clause 28.1. For purposes of calculation any indemnity due to Anatel by the Concessionaire, in the events expressly set forth in this Agreement, the following shall apply:

I – end of contractual period – there shall be no indemnity, except if evidenced that the non-payment shall give rise to the Federal Government’s unjust enrichment in view of reversal of assets not yet fully repaid, subject to the provision in Clause 23.3., less the amount of losses caused and fines applied, as well as, if applicable, any financial obligations not met;

II – expropriation – subject to article 113 of Law No. 9,472 of 1997, the indemnity, which shall be paid on demand, shall correspond to the amount of assets reversing to the granting power, less depreciation, amount of losses caused and fines applied, as well as, if applicable, any financial obligations not met;

III – forfeiture – irrespective of application of fines and cure of damages arising from default pursuant to this Agreement, the Concessionaire may only file for indemnity upon evidence of the Federal Government’s unjust enrichment in view of the reversal of assets not yet fully repaid or depreciated, less the amount of losses caused and fines applied, as well as, if applicable, any financial obligations not met;

IV – amicable or judicial termination – there shall be no indemnity, except if otherwise fixed in court decision; and

V – annulment – only upon evidence that the Concessionaire has not contributed to the illegality, there shall be indemnity corresponding only to the effective amounts of assets reversing to the Federal Government, calculated at the annulment declaration date, provided that these assets have not yet been fully repaid for service exploitation, less the amount of losses caused and fines applied, as well as, if applicable, any financial obligations not met.

Paragraph 1. The temporary amount to be advanced by Anatel due to expropriation shall be calculated pursuant to provision in the specific authoritative law.

Paragraph 2. In the event of forfeiture due to the Concessionaire’s proven negligence, this will also give rise to:

a) withholding of credits arising from the Agreement, including the appropriation of revenues from payments made by service users;

b) responsibility for any losses caused to the Federal Government and users;

c) application of fines pursuant to this Agreement and legislation in force; and

d) loss of surety bonds set forth in Clause 24.1.

Paragraph 3. Except for expropriation, the indemnity applicable to other events of end of Agreement shall be calculated pursuant to the provisions in this Chapter and carried out in installments based on the number of months in which the concession would be still in force, and the first installment shall mature after one (1) year from the end of the Agreement.

Paragraph 4. Anatel may transfer to the service provider succeeding the Concessionaire, with respect to the service exploitation, the encumbrance for payment of respective indemnities, assuming the payment obligation again, in the event the new service provider delays payments over ninety (90) days.

Chapter XXIX - Users’ Council

Clause 29.1. The Concessionaire shall organize and keep Users’ Councils with an advisory role, pursuant to applicable regulation.

Chapter XXX - Environment and Environmental Control

Clause 30.1. The Concessionaire shall adopt, at its own account and risk, all measures stated in the Brazilian legislation or regulation, or, in its absence, the best environmental practices, especially in relation to:

I – the usage of ground and underground;

II – the construction of towers, poles and other supporting structures to fix any electromagnetic radiation equipment;

III – the human exposure to electric, magnetic and electromagnetic fields, with the compliance with any limits established in Anatel’s regulation;

IV – the mitigated use of natural resources and energy; and

V – the respect to the historical and cultural heritage and to Indian communities.

Sole paragraph. The Concessionaire shall submit to the applicable bodies, whenever required, reports on environmental impacts, as well as make efforts to achieve the respective license, pursuant to applicable legislation.

Chapter XXXI - Intervention

Clause 31.1. Intervention in the Concessionaire may be ordered by Anatel, at its discretion and in the public interest, by means of a specific act and motivated by its Steering Committee, pursuant to Book III, Section V, Chapter II, Title II, of Law No. 9,472 of 1997, especially in the following situations:

I – unreasonable service interruption, which shall be construed as interruption to service provision in other events than those set forth in this Agreement and without submitting any reasons deemed by Anatel as justifications;

II – recurrent inadequacies or deficiencies in the service provided, characterized by the failure to meet quality parameters set forth in this Agreement and in regulation, even after having a time limit notified by Anatel to regularize the situation;

III – bad management practices posing risk to the continuity of services, especially any practice giving rise to financial imbalance;

IV – serious breaches;

V – noncompliance with universalization targets, which shall be construed as the unreasonable failure to meet the schedule of universalization obligations stated in this Agreement;

VI – unreasonable refusal or delay in providing the interconnection, which shall be construed as the refusal, delay or any hindering attitudes towards the negotiation or activation to its network, as requested by another service provider, subject to applicable regulation;

VII – breaches of the economic order, in such a way to prevent behaviors harmful to the free, broad and fair competition among service providers; and

VIII – failure to provide accountability to Anatel or placing obstacles to inspection activities which might presume the practice of any of the events set forth in the foregoing items.

Clause 31.2. The intervention act shall necessarily define the period, the reasons, the purposes and the limits, in addition to appoint the intervener.

Sole paragraph. The intervention period and limits shall be consistent and proportional to the reasons which gave rise to such act.

Clause 31.3. The intervention shall be preceded by an administrative proceeding filed by Anatel, and the Concessionaire shall be guaranteed the right to full defense.

Sole paragraph. When it becomes indispensable, the prompt intervention may be ordered by Anatel, based on an injunction, without the Concessionaire’s previous statement of position, and in this case the proceeding shall be immediately filed at the date it is ordered and concluded no longer than one hundred eighty (180) days, during which the Concessionaire may exercise its right to full defense.

Clause 31.4. The intervention order shall not affect the Concessionaire’s normal course of business or its normal operations, but shall cause the immediate removal of its management.

Clause 31.5. The intervener’s role may be laid upon an officer belonging to Anatel’s staff, a specifically appointed person, board of directors or company, and the Concessionaire shall bear the related compensation costs.

Paragraph 1. Anatel may file an appeal against any acts carried out by the intervener.

Paragraph 2. The intervener shall account for and be held liable for any acts he/she carries out.

Paragraph 3. For any sale and disposal of the Concessionaire’s assets, the intervener shall need Anatel’s prior approval.

Clause 31.6. The intervention shall not be ordered when, at Anatel’s judgment, it is deemed as unnecessary.

Sole paragraph. The intervention shall be deemed as unnecessary in the events set forth in paragraph 1 of Clause 27.4, as well as in those set forth in article 114, item IV, of Law No. 9,472 of 1997.

Chapter XXXII - Expropriations and Administrative Impositions

Clause 32.1. For purposes of service implementation, provision or modernization, if any expropriation or administrative easement is required, the related encumbrances shall be the full responsibility of the Concessionaire, and Anatel shall request the President of the Republic, through the Ministry of Communications, to issue a public interest order.

Chapter XXXIII - Arbitration

Clause 33.1. Any possible conflicts arising in connection with the application and interpretation of the concession rules shall be settled by Anatel, while exercising its role as a regulatory body, pursuant to articles 8 and 19 of Law No. 9,472 of 1997 and to its Bylaws, and the Concessionaire may resort to the arbitration procedure addressed in this Chapter solely when in disagreement with Anatel’s decision related to the following issues:

I – breach of the Concessionaire’s right to protect is economic situation, as set forth in Chapter XIII;

II – tariff reviews, as set forth in Chapter XIII; and

III – indemnities due upon the end of this Agreement, including those with respect to reversed assets.

Sole paragraph. The submission of any issue to arbitration shall not exempt Anatel and the Concessionaire from the obligation to fully comply with this Agreement or allow the interruption of concession-related activities.

Clause 33.2. The arbitration process shall start upon the notice, forwarded from one party to the other, requiring the convening of an Arbitration Court, as set forth in this Chapter, and detailing the issue giving rise to the dispute.

Sole paragraph. Anatel may refuse the convening of Arbitration Court if it reasonably evidences that the related dispute fails to fall into the list of issues set forth in Clause 33.1.

Clause 33.3. The Arbitration Court shall be composed of five (5) members, appointed as follows:

I – two (2) incumbent members and respective deputies appointed by Anatel’s Steering Committee chosen from experts in the areas involved in the dispute, not belonging to its staff, and at least one member, which shall chair it, shall be specifically knowledgeable of telecommunications legal regulation;

II – two (2) incumbent members and respective deputies appointed by the Concessionaire, chosen from experts in the areas involved in the dispute, not belonging to its staff, and at least one member shall be specifically knowledgeable of the telecommunications legal regulation; and

III – one (1) incumbent member and respective deputy appointed by the members referred to in the foregoing items.

Paragraph 1. The Arbitration Court may be supported by technical experts if deemed convenient by the Court.

Paragraph 2. The Arbitration Court shall be deemed as convened on the date when all arbitrators accept their appointments and communicate both parts about their acceptance.

Paragraph 3. The Arbitration Court shall judge according to the applicable law and its awards shall have enforceable effects, irrespective of any judicial confirmation.

Clause 33.4. If not refused by Anatel or having any challenge thereof being overcome, the Process addressed in this Chapter shall start by following the procedures below:

I – the parties shall have ten (10) days counted from receipt of notices addressed in the preamble to the foregoing Clause to appoint the members of the Arbitration Court, which shall be immediately convened after all its members are accepted.

II – in the event one of the parties is inactive or has resisted the convening of an Arbitration Court, the adversary party may use the option set forth in article 7 of Law No. 9,307 of September 23, 1996;

III – after the Arbitration Court is convened, a successive period of twenty five (25) days shall start for the parties to submit their reasoning on the disputed issue, and in such opportunity the parties may submit appraisal and expert reports opinions, gather documents and information deemed as significant to support their positions;

IV – after submission of documentation, the Court will review the submitted reasoning and may, upon request by one of its members, determine the preparation of appraisal and expert reports or opinions, request information or documents from the parties, as well as carry out diligent works and take measures deemed as necessary for the perfect finding of facts with respect to the disputed issue;

V – during the gathering of the elements referred to in the item above, the parties shall always be allowed to state their positions and enjoy the adversarial principle, subject to the principles of informality, consensuality and celerity which shall guide the procedure;

VI – when the proceeding is declared as ended, a common period of fifteen (15) days shall be granted for the parties to submit their final allegations;

VII – after the period stated in the item above elapses, irrespective of the submission of final allegations, the Arbitration Court shall issue its award no longer than thirty (30) days;

VIII – the Arbitration Court’s award shall not be challenged, except for a request for reconsideration applicable solely in the event the award was adopted with majority of one vote only; and

IX – the arbitration proceeding shall be deemed as invalid only in the events stated in article 32 of Law No. 9,307 of 1996.

Sole paragraph. Any expenses on the arbitration proceeding, comprising, among others, costs on appraisal and expert reports, and opinions, as well as Court members’ fees, shall be assigned to the Concessionaire or Anatel, in conformity with the Arbitration Court’s award.

Chapter XXXIV - Settlement of Conflicts

Clause 34.1. Any possible conflicts arising between the Concessionaire and other collective interest telecommunications service providers with respect to the interpretation and application of regulation may be submitted to Anatel, while exercising its regulatory body role, pursuant to articles 8 and 19 of Law No. 9,472 of 1997, upon:

I – meeting to settle conflicts;

II – mediation proceeding; and

III – arbitration proceeding.

Sole paragraph. The adoption of the instruments stated in this Clause shall not jeopardize the use of any manners of administrative settlement of conflicts between service providers, pursuant to Anatel’s Bylaws.

Chapter XXXV - Applicable Legal System and Documents

Clause 35.1. Without prejudice to other rules comprising the Brazilian legal system, this concession shall be ruled by Law No. 9,472, of July 16, 1997, and applicable regulation arising therefrom, especially the jurisdiction of the Executive Branch, pursuant to article 18 of said Law, and in the event of any conflicts of law, the latter shall prevail.

Clause 35.2. Upon the provision of services hereby granted, the national telecommunications policies and Anatel’s regulations shall be followed, especially the documents listed below:

I – General Licensing Plan;

II – General Plan on Universal Service;

III – General Quality Targets Plan;

IV – General Competition Targets Plan;

V – Telecommunications Services Regulation;

VI – Switched Fixed Telephony Services Regulation;

VII – General Interconnection Regulation;

VIII – Numbering Regulation for the Switched Fixed Telephony Services;

IX – Numbering Resources Management Regulation;

X – Regulation for Compensation for the Usage of STFC Networks;

XI – Local Areas Regulation;

XII –Regulation for the Use of Services and Telecommunications Networks for Access to Internet Services;

XIII – Regulation for Access Code Portability;

XIV – Sanctions Regulation;

XV – Account Segregation and Allocation Regulation;

XVI – Regulation for Industrial Exploitation of Dedicated Lines;

XVII – Tariffs Regulation;

XVIII – Regulation for Systemic Interruption in the Switched Fixed Telephony Services;

XIX – Regulation for Control over Reversible Assets;

XX – Regulation for STFC Commercialization and Resale Offerings;

XXI – Regulation for Provision of STFC with the Usage of Non-Geographic Access Code;

XXII – Regulation for Disclosure of Lists of Subscribers and Issue and Distribution of Mandatory and Free Telephone Directory; and

XXIII – Regulation for Supply of Information for Disclosure of Lists of Subscribers Purposes.

Clause 35.3. Upon interpretation of the rules and provisions stated in this Agreement the general hermeneutics rules and the rules and principles stated in Law No. 9,472 of 1997, in addition to the documents referred to in item above, shall be taken into account.

Chapter XXXVI - Venue

Clause 36.1. For settlement of any issues arising from this Agreement which may not be settled by means of the proceedings stated in Chapter XXXIII – Arbitration, the parties hereto elect the Judiciary Section of the Federal Justice in Brasília – Federal District.

Chapter XXXVII - General Final Provisions

Clause 37.1. This Agreement herein executed shall come into effect upon publication of its excerpt in the Official Federal Gazette.

Clause 37.2. This Agreement may be amended unilaterally by means of supervening judicial provision, by force of law or act by the Granting Power.

IN WITNESS WHEREOF, the Parties hereto execute this Agreement in three (3) counterparts of equal tenor in the presence of the undersigned witnesses for all its legal purposes and effects.

Brasília, June 30, 2011.

Anatel:	The Concessionaire:

/s/ Ronaldo Mota Sardenberg	/s/ João de Deus Pinheiro de Macedo
RONALDO MOTA SARDENBERG	JOÃO DE DEUS PINHEIRO DE MACEDO
President	Executive Planning Officer

/s/ João Batista de Rezende	/s/ Paulo Todescan Lessa Mattos
JOÃO BATISTA DE REZENDE	PAULO TODESCAN LESSA MATTOS
Board Member	Regulatory Officer

Witnesses:

/s/ Christian Charles Marlow	/s/ José Roberto Pereira Neder
CRISTIAN CHARLES MARLOW	JOSÉ ROBERTO PEREIRA NEDER
Identity Card (CI): 7054254128 SSP-RS	Identity Card (CI): 75124245 SSP-SP
Individual Taxpayer’s ID (CPF): 724.270.860-53	Individual Taxpayer’s ID (CPF): 148.812.503-63

Exhibit 10.5

ATTACHMENT No. 1 – QUALIFICATION OF REVERSIBLE ASSETS IN THE

PROVISION OF LOCAL SWITCHED FIXED TELEPHONY SERVICES

a) Switch and transmission infrastructure and equipment, including public use terminals;

b) External network infrastructure and equipment;

c) Energy and air-conditioning infrastructure and equipment;

d) Infrastructure and equipment for User Information and Service Centers;

e) Infrastructure and equipment for operation supporting systems;

f) Infrastructure and equipment installed due to universalization obligations provided for in the General Plan on Universal Service, approved pursuant to article 18, item III, of Law No. 9,472 of July 16, 1997; and

g) Others fundamental to the service provision.

Exhibit 10.5

ATTACHMENT 2 - GENERAL PLAN ON UNIVERSAL SERVICE

1. The universalization targets are those established in the General Plan on Universal Service.

Exhibit 10.5

ATTACHMENT No. 3

BASIC LOCAL SERVICE PLAN

Brasil Telecom S.A.

Sector 18

1. General

1.1. The Basic Plan for Switched Fixed Telephony Services – Local mode - is governed by the regulation in force, the Acts mentioned in this attachment and any others to succeed the latter.

1.1.1. Other conditions for provision of the STFC in the local mode set forth in applicable regulation, including those related to other subscriber classes, are an integral part of this attachment as if they were included herein.

1.2. Local collect calls shall be charged based on the same tariff criteria for calls charged at origin, excluding the time used for voicing warnings and acceptance of collect calls.

1.3. The tariffs submitted herein are the maximum ones and net of taxes, except as provided in item 3.1.8.

2. Individual Access to the Switched Fixed Telephony Service (STFC)

2.1. For access to the Switched Fixed Telephony Service, the Concessionaire may charge an Activation Fee, for every one of the subscribers class, subject to the maximum limit of thirty-six reais and seventy-seven centavos (R$36.77), as defined in Act No. 6,777, of October 19, 2010.

2.2. For maintenance of the usage right, if applicable, the Concessionaries are authorized to charge a monthly subscription fee, according to the table below, as defined in Act No. 6,777 of October 19, 2010.

Subscriber Class	R$
Residential	Twenty-nine reais and twenty-six centavos (R$29.26)
Non-residential	Forty-one reais and eighty centavos (R$41.80)
Trunking	Forty-one reais and eighty centavos (R$41.80)
Special	Seventeen reais and fifty-five centavos (R$17.55)

2.2.1. The subscription to the Local Switched Fixed Telephony Service includes two hundred (200) free minutes for the residential class, pursuant to STFC Tariff Regulation provided in the public system.

2.2.2. The subscription to the Local Switched Fixed Telephone Service includes one hundred fifty (150) free minutes for the non-residential and trunking classes, pursuant to STFC Tariff Regulation provided in the public system.

2.3. The change of address of an activated subscriber may be charged, and its value (TME) shall be limited to the Activation Fee of the respective classes, as defined in the STFC Tariff Regulation provided in the public system.

3. Use of the Switched Fixed Telephony Service in the Local Mode

3.1. Pursuant to applicable regulation, for invoiceable calls comprised in the Local Switched Fixed Telephony Service:

3.1.1. The use of the Local Switched Fixed Telephony Service, by subscribers of the residential, non-residential and trunking classes, shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds; or

b) per call answered, which is charged based on the application of a value per call answered (VCA), irrespective of the call duration.

Days	Period	Measure system
From Mondays to Fridays from 6am to 12am	Normal	Usage time

From Mondays to Fridays from 12am to 6am	Simple	Call

Saturdays from 6am to 2pm	Normal	Usage time

Saturdays from 12am to 6am and from 2pm to 12am	Simple	Call

Sundays and Brazilian official holidays from 12am to 12am	Simple	Call

3.1.2. The use of the Local Switched Fixed Telephony Service by subscribers of the Special class (AICE) shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds, without time modulation; or

b) per call completion tariff, irrespective of the time or duration of the call.

3.1.3. For tariffs for usage time, the maximum value for the tariff minute (MIN) is seven thousand eight hundred thirty-three hundredths of thousandths of reais (R$0.07833), pursuant to Act No. 6,777 of October 19, 2010.

3.1.4. For call tariff, the maximum value for the answered call (VCA) is calculated based on the maximum value of usage minute (MIN), pursuant to the STFC Tariff Regulation provided in the public system.

3.1.5. The maximum value for VCA, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.6. The maximum value for the Completion Tariff, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.7. For local calls originated from collective usage accesses and designed for fixed terminals, the measured usage time method will be adopted based on the value of the tariff unit (UTP), pursuant to the STFC Tariff Regulation provided in the Public system, with the first unit being applied upon answering the call and the subsequent units at every one hundred twenty (120) seconds.

3.1.8. The value of one UTP (VTP) is one thousand two hundred thirty tenths of thousandths of reais (R$0.1230), including taxes, as defined in Act No. 6,777 of October 19, 2010.

3.2. Calls involving other telecommunications services

3.2.1. The tariff criteria and procedures involving the Personal Mobile Service (PMS) are those defined in applicable regulation.

3.2.1.1. The tariff unit is the tenth of minute (six seconds).

3.2.1.2. The minimum tariff time is thirty (30) seconds.

3.2.1.3. The maximum communication minute values involving the PMS (VC-1), per minute, for the normal tariff time and for the reduced tariff time, are shown in the table below, pursuant to Act No. 971 of February 9, 2010.

Destination PMS Provider	Normal tariff	Reduced Tariff
Americel S.A.	0.53844	0.37690
TIM Celular S.A.	0.53477	0.37433
Vivo S.A.	0.52011	0.36407
14 Brasil Telecom S.A.	0.53725	0.37607

3.2.1.4. The time of reduced tariff for calls addressed to PMS shall be Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.2. The tariff criteria and procedures involving the Specialized Mobile Service (SMS) are those defined in applicable regulation.

3.2.2.1. The tariff unit is the tenth of minute (six seconds).

3.2.2.2. The minimum tariff time is thirty (30) seconds.

3.2.2.3. The maximum communication minute value involving the SMS (VC-1), per minute, is forty-seven thousand three hundred three hundredths of thousandths reais (R$0.47303) for the normal tariff time, and thirty three thousand one hundred hundredths of thousandths of reais (R$0.33112) for reduced tariff time, as defined in Act No. 54,687 of December 12, 2005.

3.2.2.4. The reduced tariff time for calls addressed to the SMS shall be Mondays to Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.3. For calls originated in TUP (telephone for public usage) and designed to other collective interest services, the respective communication values for counting of UTPs shall be adopted.

Exhibit 10.5

ATTACHMENT No. 3

BASIC LOCAL SERVICE PLAN

Brasil Telecom S.A.

Sector 19

1. General

1.1. The Basic Plan for Switched Fixed Telephony Services – Local mode - is governed by the regulation in force, the Acts mentioned in this attachment and any others to succeed the latter.

1.1.1. Other conditions for provision of the STFC in the local mode set forth in applicable regulation, including those related to other subscriber classes, are an integral part of this attachment as if they were included herein.

1.2. Local collect calls shall be charged based on the same tariff criteria for calls charged at origin, excluding the time used for voicing warnings and acceptance of collect calls.

1.3. The tariffs submitted herein are the maximum ones and net of taxes, except as provided in item 3.1.8.

2. Individual Access to the Switched Fixed Telephony Service (STFC)

2.1. For access to the Switched Fixed Telephony Service, the Concessionaire may charge an Activation Fee, for every one of the subscribers class, subject to the maximum limit of seven reais and twenty-two centavos (R$7.22), as defined in Act No. 6,777, of October 19, 2010.

2.2. For maintenance of the usage right, if applicable, the Concessionaries are authorized to charge a monthly subscription fee, according to the table below, as defined in Act No. 6,777 of October 19, 2010.

Subscriber Class	R$
Residential	Twenty-nine reais and thirty-one centavos (R$29.31)
Non-residential	Forty-three reais and seventy-eight centavos (R$43.78)
Trunking	Forty-three reais and seventy-eight centavos (R$43.78)
Special	Seventeen reais and fifty-eight centavos (R$17.58)

2.2.1. The subscription to the Local Switched Fixed Telephony Service includes two hundred (200) free minutes for the residential class, pursuant to STFC Tariff Regulation provided in the public system.

2.2.2. The subscription to the Local Switched Fixed Telephone Service includes one hundred fifty (150) free minutes for the non-residential and trunking classes, pursuant to STFC Tariff Regulation provided in the public system.

2.3. The change of address of an activated subscriber may be charged, and its value (TME) shall be limited to the Activation Fee of the respective classes, as defined in the STFC Tariff Regulation provided in the public system.

3. Use of the Switched Fixed Telephony Service in the Local Mode

3.1. Pursuant to applicable regulation, for invoiceable calls comprised in the Local Switched Fixed Telephony Service:

3.1.1. The use of the Local Switched Fixed Telephony Service, by subscribers of the residential, non-residential and trunking classes, shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds; or

b) per call answered, which is charged based on the application of a value per call answered (VCA), irrespective of the call duration.

Days	Period	Measure system
From Mondays to Fridays from 6am to 12am	Normal	Usage time

From Mondays to Fridays from 12am to 6am	Simple	Call

Saturdays from 6am to 2pm	Normal	Usage time

Saturdays from 12am to 6am and from 2pm to 12am	Simple	Call

Sundays and Brazilian official holidays from 12am to 12am	Simple	Call

3.1.2. The use of the Local Switched Fixed Telephony Service by subscribers of the Special class (AICE) shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds, without time modulation; or

b) per call completion tariff, irrespective of the time or duration of the call.

3.1.3. For tariffs for usage time, the maximum value for the tariff minute (MIN) is seven thousand eight hundred thirty-three hundredths of thousandths of reais (R$0.07833), pursuant to Act No. 6,777 of October 19, 2010.

3.1.4. For call tariff, the maximum value for the answered call (VCA) is calculated based on the maximum value of usage minute (MIN), pursuant to the STFC Tariff Regulation provided in the public system.

3.1.5. The maximum value for VCA, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.6. The maximum value for the Completion Tariff, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.7. For local calls originated from collective usage accesses and designed for fixed terminals, the measured usage time method will be adopted based on the value of the tariff unit (UTP), pursuant to the STFC Tariff Regulation provided in the Public system, with the first unit being applied upon answering the call and the subsequent units at every one hundred twenty (120) seconds.

3.1.8. The value of one UTP (VTP) is one thousand two hundred thirty tenths of thousandths of reais (R$0.1230), including taxes, as defined in Act No. 6,777 of October 19, 2010.

3.2. Calls involving other telecommunications services

3.2.1. The tariff criteria and procedures involving the Personal Mobile Service (PMS) are those defined in applicable regulation.

3.2.1.1. The tariff unit is the tenth of minute (six seconds).

3.2.1.2. The minimum tariff time is thirty (30) seconds.

3.2.1.3. The maximum communication minute values involving the PMS (VC-1), per minute, for the normal tariff time and for the reduced tariff time, are shown in the table below, pursuant to Act No. 971 of February 9, 2010.

Destination PMS Provider	Normal tariff	Reduced Tariff
Claro S.A.	0.53717	0.37601
Sercomtel Celular S.A.	0.53614	0.37529
TIM Celular S.A.	0.53614	0.37529
Vivo S.A.	0.52136	0.36495
14 Brasil Telecom S.A.	0.53848	0.37693

3.2.1.4. The reduced tariff time for calls addressed to the SMS shall be Mondays to Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.2. The tariff criteria and procedures involving the Personal Mobile Service (PMS) are those defined in applicable regulation.

3.2.2.1. The tariff unit is the tenth of minute (six seconds).

3.2.2.2. The minimum tariff time is thirty (30) seconds.

3.2.2.3. The maximum communication minute value involving the SMS (VC-1), per minute, is forty-seven thousand three hundred three hundredths of thousandths reais (R$0.47303) for the normal tariff time, and thirty three thousand one hundred hundredths of thousandths of reais (R$0.33112) for reduced tariff time, as defined in Act No. 54,687 of December 12, 2005.

3.2.2.4. The reduced tariff time for calls addressed to the SMS shall be Mondays to Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.3. For calls originated in TUP (telephone for public usage) and designed to other collective interest services, the respective communication values for counting of UTPs shall be adopted.

Exhibit 10.5

ATTACHMENT No. 3

BASIC LOCAL SERVICE PLAN

Brasil Telecom S.A.

Sector 21

1. General

1.1. The Basic Plan for Switched Fixed Telephony Services – Local mode - is governed by the regulation in force, the Acts mentioned in this attachment and any others to succeed the latter.

1.1.1. Other conditions for provision of the STFC in the local mode set forth in applicable regulation, including those related to other subscriber classes, are an integral part of this attachment as if they were included herein.

1.2. Local collect calls shall be charged based on the same tariff criteria for calls charged at origin, excluding the time used for voicing warnings and acceptance of collect calls.

1.3. The tariffs submitted herein are the maximum ones and net of taxes, except as provided in item 3.1.8.

2. Individual Access to the Switched Fixed Telephony Service (STFC)

2.1. For access to the Switched Fixed Telephony Service, the Concessionaire may charge an Activation Fee, for every one of the subscribers class, subject to the maximum limit of twenty-seven reais and thirty-nine centavos (R$27.39), as defined in Act No. 6,777, of October 19, 2010.

2.2. For maintenance of the usage right, if applicable, the Concessionaries are authorized to charge a monthly subscription fee, according to the table below, as defined in Act No. 6,777 of October 19, 2010.

Subscriber Class	R$
Residential	Twenty-nine reais and twenty-five centavos (R$29.25)
Non-residential	Forty-four reais and thirty-nine centavos (R$44.39)
Trunking	Forty-four reais and thirty-nine centavos (R$44.39)
Special	Seventeen reais and fifty-five centavos (R$17.55)

2.2.1. The subscription to the Local Switched Fixed Telephony Service includes two hundred (200) free minutes for the residential class, pursuant to STFC Tariff Regulation provided in the public system.

2.2.2. The subscription to the Local Switched Fixed Telephone Service includes one hundred fifty (150) free minutes for the non-residential and trunking classes, pursuant to STFC Tariff Regulation provided in the public system.

2.3. The change of address of an activated subscriber may be charged, and its value (TME) shall be limited to the Activation Fee of the respective classes, as defined in the STFC Tariff Regulation provided in the public system.

3. Use of the Switched Fixed Telephony Service in the Local Mode

3.1. Pursuant to applicable regulation, for invoiceable calls comprised in the Local Switched Fixed Telephony Service:

3.1.1. The use of the Local Switched Fixed Telephony Service, by subscribers of the residential, non-residential and trunking classes, shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds; or

b) per call answered, which is charged based on the application of a value per call answered (VCA), irrespective of the call duration.

Days	Period	Measure system
From Mondays to Fridays from 6am to 12am	Normal	Usage time

From Mondays to Fridays from 12am to 6am	Simple	Call

Saturdays from 6am to 2pm	Normal	Usage time

Saturdays from 12am to 6am and from 2pm to 12am	Simple	Call

Sundays and Brazilian official holidays from 12am to 12am	Simple	Call

3.1.2. The use of the Local Switched Fixed Telephony Service by subscribers of the Special class (AICE) shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds, without time modulation; or

b) per call completion tariff, irrespective of the time or duration of the call.

3.1.3. For tariffs for usage time, the maximum value for the tariff minute (MIN) is seven thousand eight hundred thirty-three hundredths of thousandths of reais (R$0.07833), pursuant to Act No. 6,777 of October 19, 2010.

3.1.4. For call tariff, the maximum value for the answered call (VCA) is calculated based on the maximum value of usage minute (MIN), pursuant to the STFC Tariff Regulation provided in the public system.

3.1.5. The maximum value for VCA, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.6. The maximum value for the Completion Tariff, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.7. For local calls originated from collective usage accesses and designed for fixed terminals, the measured usage time method will be adopted based on the value of the tariff unit (UTP), pursuant to the STFC Tariff Regulation provided in the Public system, with the first unit being applied upon answering the call and the subsequent units at every one hundred twenty (120) seconds.

3.1.8. The value of one UTP (VTP) is one thousand two hundred thirty tenths of thousandths of reais (R$0.1230), including taxes, as defined in Act No. 6,777 of October 19, 2010.

3.2. Calls involving other telecommunications services

3.2.1. The tariff criteria and procedures involving the Personal Mobile Service (PMS) are those defined in applicable regulation.

3.2.1.1. The tariff unit is the tenth of minute (six seconds).

3.2.1.2. The minimum tariff time is thirty (30) seconds.

3.2.1.3. The maximum communication minute values involving the PMS (VC-1), per minute, for the normal tariff time and for the reduced tariff time, are shown in the table below, pursuant to Acts No. 4,290 of July 21, 2008 and 971 of February 9, 2010.

Destination PMS Provider	Normal tariff	Reduced Tariff
Americel S.A.	0.55276	0.38693
CTBC Celular S.A.	0.58476	0.40933
TIM Celular S.A.	0.54494	0.38145
Vivo S.A.	0.56133	0.39293
14 Brasil Telecom S.A.	0.54494	0.38145

3.2.1.4. The reduced tariff time for calls addressed to the SMS shall be Mondays to Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.2. The tariff criteria and procedures involving the Specialized Mobile Service (SMS) are those defined in applicable regulation.

3.2.2.1. The tariff unit is the tenth of minute (six seconds).

3.2.2.2. The minimum tariff time is thirty (30) seconds.

3 2.2.3. The maximum communication minute value involving the SMS (VC-3), per minute, is forty-seven thousand three hundred three hundredths of thousandths reais (R$0.47303) for the normal tariff time, and thirty-three thousand one hundred twelve hundredths of thousandths of reais (R$0.33112) for reduced tariff time, as defined in Act No. 54,687 of December 12, 2005.

3.2.2.4. The reduced tariff time for calls addressed to the SMS shall be Mondays to Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.3. For calls originated in TUP (telephone for public usage) and designed to other collective interest services, the respective communication values for counting of UTPs shall be adopted.

Exhibit 10.5

ATTACHMENT No. 3

BASIC LOCAL SERVICE PLAN

Brasil Telecom S.A.

Sector 23

1. General

1.1. The Basic Plan for Switched Fixed Telephony Services – Local mode - is governed by the regulation in force, the Acts mentioned in this attachment and any others to succeed the latter.

1.1.1. Other conditions for provision of the STFC in the local mode set forth in applicable regulation, including those related to other subscriber classes, are an integral part of this attachment as if they were included herein.

1.2. Local collect calls shall be charged based on the same tariff criteria for calls charged at origin, excluding the time used for voicing warnings and acceptance of collect calls.

1.3. The tariffs submitted herein are the maximum ones and net of taxes, except as provided in item 3.1.8.

2. Individual Access to the Switched Fixed Telephony Service (STFC)

2.1. For access to the Switched Fixed Telephony Service, the Concessionaire may charge an Activation Fee, for every one of the subscribers class, subject to the maximum limit of twenty-seven reais and twenty centavos (R$27.20), as defined in Act No. 6,777, of October 19, 2010.

2.2. For maintenance of the usage right, if applicable, the Concessionaries are authorized to charge a monthly subscription fee, according to the table below, as defined in Act No. 6,777 of October 19, 2010.

Subscriber Class	R$
Residential	Twenty-nine reais and nine centavos (R$29.09)
Non-residential	Forty-six reais and thirty-nine centavos (R$46.39)
Trunking	Forty-six reais and thirty-nine centavos (R$46.39)
Special	Seventeen reais and forty-five centavos (R$17.45)

2.2.2. The subscription to the Local Switched Fixed Telephone Service includes one hundred fifty (150) free minutes for the non-residential and trunking classes, pursuant to STFC Tariff Regulation provided in the public system.

2.3. The change of address of an activated subscriber may be charged, and its value (TME) shall be limited to the Activation Fee of the respective classes, as defined in the STFC Tariff Regulation provided in the public system.

3. Use of the Switched Fixed Telephony Service in the Local Mode

3.1. Pursuant to applicable regulation, for invoiceable calls comprised in the Local Switched Fixed Telephony Service:

3.1.1. The use of the Local Switched Fixed Telephony Service, by subscribers of the residential, non-residential and trunking classes, shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds; or

b) per call answered, which is charged based on the application of a value per call answered (VCA), irrespective of the call duration.

Days	Period	Measure system
From Mondays to Fridays from 6am to 12am	Normal	Usage time

From Mondays to Fridays from 12am to 6am	Simple	Call

Saturdays from 6am to 2pm	Normal	Usage time

Saturdays from 12am to 6am and from 2pm to 12am	Simple	Call

Sundays and Brazilian official holidays from 12am to 12am	Simple	Call

3.1.2. The use of the Local Switched Fixed Telephony Service by subscribers of the Special class (AICE) shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds, without time modulation; or

b) per call completion tariff, irrespective of the time or duration of the call.

3.1.3. For tariffs for usage time, the maximum value for the tariff minute (MIN) is seven thousand eight hundred thirty-three hundredths of thousandths of reais (R$0.07833), pursuant to Act No. 6,777 of October 19, 2010.

3.1.4. For call tariff, the maximum value for the answered call (VCA) is calculated based on the maximum value of usage minute (MIN), pursuant to the STFC Tariff Regulation provided in the public system.

3.1.5. The maximum value for VCA, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.6. The maximum value for the Completion Tariff, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.7. For local calls originated from collective usage accesses and designed for fixed terminals, the measured usage time method will be adopted based on the value of the tariff unit (UTP), pursuant to the STFC Tariff Regulation provided in the Public system, with the first unit being applied upon answering the call and the subsequent units at every one hundred twenty (120) seconds.

3.1.8. The value of one UTP (VTP) is one thousand two hundred thirty tenths of thousandths of reais (R$0.1230), including taxes, as defined in Act No. 6,777 of October 19, 2010.

3.2. Calls involving other telecommunications services

3.2.1. The tariff criteria and procedures involving the Personal Mobile Service (PMS) are those defined in applicable regulation.

3.2.1.1. The tariff unit is the tenth of minute (six seconds).

3.2.1.2. The minimum tariff time is thirty (30) seconds.

3.2.1.3. The maximum communication minute values involving the PMS (VC-1), per minute, for the normal tariff time and for the reduced tariff time, are shown in the table below, pursuant to Act No. 971 of February 9, 2010.

Destination PMS Provider	Normal tariff	Reduced Tariff
Americel S.A.	0.55476	0.38833
TIM Celular S.A.	0.54681	0.38276
Vivo S.A.	0.56133	0.39293
14 Brasil Telecom S.A.	0.54681	0.38276

3.2.1.4. The time of reduced tariff for calls addressed to PMS shall be Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.2. The tariff criteria and procedures involving the Specialized Mobile Service (SMS) are those defined in applicable regulation.

3.2.2.1. The tariff unit is the tenth of minute (six seconds).

3.2.2.2. The minimum tariff time is thirty (30) seconds.

3.2.2.3. The maximum communication minute value involving the SMS (VC-1), per minute, is forty-seven thousand three hundred three hundredths of thousandths reais (R$0.47303) for the normal tariff time, and thirty three thousand one hundred hundredths of thousandths of reais (R$0.33112) for reduced tariff time, as defined in Act No. 54,687 of December 12, 2005.

3.2.2.4. The reduced tariff time for calls addressed to the SMS shall be Mondays to Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.3. For calls originated in TUP (telephone for public usage) and designed to other collective interest services, the respective communication values for counting of UTPs shall be adopted.

Exhibit 10.5

ATTACHMENT No. 3

BASIC LOCAL SERVICE PLAN

Brasil Telecom S.A.

Sector 24

1. General

1.1. The Basic Plan for Switched Fixed Telephony Services – Local mode - is governed by regulation in force, the Acts mentioned in this attachment and any others to succeed the latter.

1.1.1. Other conditions for provision of the STFC in the local mode set forth in the regulation, including those related to other subscriber classes, are an integral part of this attachment as if they were included herein.

1.2. Local collect calls shall be charged based on the same tariff criteria for calls charged at origin, excluding the time used for voicing warnings and acceptance of collect calls.

1.3. The tariffs submitted herein are the maximum ones and net of taxes, except as provided in item 3.1.8.

2. Individual Access to the Switched Fixed Telephony Service (STFC)

2.1. For access to the Switched Fixed Telephony Service, the Concessionaire may charge an Activation Fee, for every one of the subscribers class, subject to the maximum limit of nineteen reais and eighty-one centavos (R$19.81), as defined in Act No. 6,777, of October 19, 2010.

2.2. For maintenance of the usage right, if applicable, the Concessionaries are authorized to charge a monthly subscription fee, according to the table below, as defined in Act No. 6,777 of October 19, 2010.

Subscriber Class	R$
Residential	Twenty-nine reais and twenty-seven centavos (R$29.27)
Non-residential	Forty-five reais and eighty-six centavos (R$45.86)
Trunking	Forty-five reais and eighty-six centavos (R$45.86)
Special	Seventeen reais and fifty-six centavos (R$17.56)

2.2.1. The subscription to the Local Switched Fixed Telephony Service includes two hundred (200) free minutes for the residential class, pursuant to STFC Tariff Regulation provided in the public system.

2.2.2. The subscription to the Local Switched Fixed Telephone Service includes one hundred fifty (150) free minutes for the non-residential and trunking classes, pursuant to STFC Tariff Regulation provided in the public system.

2.3. The change of address of an activated subscriber may be charged, and its value (TME) shall be limited to the Activation Fee of the respective classes, as defined in the STFC Tariff Regulation provided in the public system.

3. Use of the Switched Fixed Telephony Service in the Local Mode

3.1. Pursuant to applicable regulation, for invoiceable calls comprised in the Local Switched Fixed Telephony Service:

3.1.1. The use of the Local Switched Fixed Telephony Service, by subscribers of the residential, non-residential and trunking classes, shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds; or

b) per call answered, which is charged based on the application of a value per call answered (VCA), irrespective of the call duration.

Days	Period	Measure system
From Mondays to Fridays from 6am to 12am	Normal	Usage time

From Mondays to Fridays from 12am to 6am	Simple	Call

Saturdays from 6am to 2pm	Normal	Usage time

Saturdays from 12am to 6am and from 2pm to 12am	Simple	Call

Sundays and Brazilian official holidays from 12am to 12am	Simple	Call

3.1.2. The use of the Local Switched Fixed Telephony Service by subscribers of the Special class (AICE) shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds, without time modulation; or

b) per call completion tariff, irrespective of the time or duration of the call.

3.1.3. For tariffs for usage time, the maximum value for the tariff minute (MIN) is seven thousand eight hundred thirty-three hundredths of thousandths of reais (R$0.07833), pursuant to Act No. 6,777 of October 19, 2010.

3.1.4. For call tariff, the maximum value for the answered call (VCA) is calculated based on the maximum value of usage minute (MIN), pursuant to the STFC Tariff Regulation provided in the public system.

3.1.5. The maximum value for VCA, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.6. The maximum value for the Completion Tariff, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.7. For local calls originated from collective usage accesses and designed for fixed terminals, the measured usage time method will be adopted based on the value of the tariff unit (UTP), pursuant to the STFC Tariff Regulation provided in the Public system, with the first unit being applied upon answering the call and the subsequent units at every one hundred twenty (120) seconds.

3.1.8. The value of one UTP (VTP) is one thousand two hundred thirty tenths of thousandths of reais (R$0.1230), including taxes, as defined in Act No. 6,777 of October 19, 2010.

3.2. Calls involving other telecommunications services

3.2.1. The tariff criteria and procedures involving the Personal Mobile Service (PMS) are those defined in applicable regulation.

3.2.1.1. The tariff unit is the tenth of minute (six seconds).

3.2.1.2. The minimum tariff time is thirty (30) seconds.

3.2.1.3. The maximum communication minute values involving the PMS (VC-1), per minute, for the normal tariff time and for the reduced tariff time, are shown in the table below, pursuant to Acts No. 4,290 of July 21, 2008 and 971 of February 9, 2010.

Destination PMS Provider	Normal tariff	Reduced Tariff
Americel S.A.	0.54692	0.38284
CTBC Celular S.A.	0.55591	0.38913
TIM Celular S.A.	0.53910	0.37737
Vivo S.A.	0.55798	0.39058
14 Brasil Telecom S.A.	0.53910	0.37737

3.2.1.4. The time of reduced tariff for calls addressed to PMS shall be Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.2. The tariff criteria and procedures involving the Specialized Mobile Service (SMS) are those defined in applicable regulation.

3.2.2.1. The tariff unit is the tenth of minute (six seconds).

3.2.2.2. The minimum tariff time is thirty (30) seconds.

3.2.2.3. The maximum communication minute value involving the SMS (VC-1), per minute, is forty-seven thousand three hundred three hundredths of thousandths reais (R$0.47303) for the normal tariff time, and thirty three thousand one hundred hundredths of thousandths of reais (R$0.33112) for reduced tariff time, as defined in Act No. 54,687 of December 12, 2005.

3.2.2.4. The reduced tariff time for calls addressed to the SMS shall be Mondays to Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.3. For calls originated in TUP (telephone for public usage) and designed to other collective interest services, the respective communication values for counting of UTPs shall be adopted.

Exhibit 10.5

ATTACHMENT No. 3

BASIC LOCAL SERVICE PLAN

Brasil Telecom S.A.

Sector 26

1. General

1.1. The Basic Plan for Switched Fixed Telephony Services – Local mode - is governed by regulation in force, the Acts mentioned in this attachment and any others to succeed the latter.

1.1.1. Other conditions for provision of the STFC in the local mode set forth in applicable regulation, including those related to other subscriber classes, are an integral part of this attachment as if they were included herein.

1.2. Local collect calls shall be charged based on the same tariff criteria for calls charged at origin, excluding the time used for voicing warnings and acceptance of collect calls.

1.3. The tariffs submitted herein are the maximum ones and net of taxes, except as provided in item 3.1.8.

2. Individual Access to the Switched Fixed Telephony Service (STFC)

2.1. For access to the Switched Fixed Telephony Service, the Concessionaire may charge an Activation Fee, for every one of the subscribers class, subject to the maximum limit of thirteen reais and twenty-two centavos (R$13.22), as defined in Act No. 6,777, of October 19, 2010.

2.2. For maintenance of the usage right, if applicable, the Concessionaries are authorized to charge a monthly subscription fee, according to the table below, as defined in Act No. 6,777 of October 19, 2010.

Subscriber Class	R$
Residential	Twenty-nine reais and thirty-one centavos (R$29.31)
Non-residential	Forty-five reais and eighty-six centavos (R$45.86)
Trunking	Forty-five reais and eighty-six centavos (R$45.86)
Special	Seventeen reais and fifty-eight centavos (R$17.58)

2.2.1. The subscription to the Local Switched Fixed Telephony Service includes two hundred (200) free minutes for the residential class, pursuant to STFC Tariff Regulation provided in the public system.

2.2.2. The subscription to the Local Switched Fixed Telephone Service includes one hundred fifty (150) free minutes for the non-residential and trunking classes, pursuant to STFC Tariff Regulation provided in the public system.

2.3. The change of address of an activated subscriber may be charged, and its value (TME) shall be limited to the Activation Fee of the respective classes, as defined in the STFC Tariff Regulation provided in the public system.

3. Use of the Switched Fixed Telephony Service in the Local Mode

3.1. Pursuant to applicable regulation, for invoiceable calls comprised in the Local Switched Fixed Telephony Service:

3.1.1. The use of the Local Switched Fixed Telephony Service, by subscribers of the residential, non-residential and trunking classes, shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds; or

b) per call answered, which is charged based on the application of a value per call answered (VCA), irrespective of the call duration.

Days	Period	Measure system
From Mondays to Fridays from 6am to 12am	Normal	Usage time

From Mondays to Fridays from 12am to 6am	Simple	Call

Saturdays from 6am to 2pm	Normal	Usage time

Saturdays from 12am to 6am and from 2pm to 12am	Simple	Call

Sundays and Brazilian official holidays from 12am to 12am	Simple	Call

3.1.2. The use of the Local Switched Fixed Telephony Service by subscribers of the Special class (AICE) shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds, without time modulation; or

b) per call completion tariff, irrespective of the time or duration of the call.

3.1.3. For tariffs for usage time, the maximum value for the tariff minute (MIN) is seven thousand eight hundred thirty-three hundredths of thousandths of reais (R$0.07833), pursuant to Act No. 6,777 of October 19, 2010.

3.1.4. For call tariff, the maximum value for the answered call (VCA) is calculated based on the maximum value of usage minute (MIN), pursuant to the STFC Tariff Regulation provided in the public system.

3.1.5. The maximum value for VCA, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.6. The maximum value for the Completion Tariff, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.7. For local calls originated from collective usage accesses and designed for fixed terminals, the measured usage time method will be adopted based on the value of the tariff unit (UTP), pursuant to the STFC Tariff Regulation provided in the Public system, with the first unit being applied upon answering the call and the subsequent units at every one hundred twenty (120) seconds.

3.1.8. The value of one UTP (VTP) is one thousand two hundred thirty tenths of thousandths of reais (R$0.1230), including taxes, as defined in Act No. 6,777 of October 19, 2010.

3.2. Calls involving other telecommunications services

3.2.1. The tariff criteria and procedures involving the Personal Mobile Service (PMS) are those defined in applicable regulation.

3.2.1.1. The tariff unit is the tenth of minute (six seconds).

3.2.1.2. The minimum tariff time is thirty (30) seconds.

3.2.1.3. The maximum communication minute values involving the PMS (VC-1), per minute, for the normal tariff time and for the reduced tariff time, are shown in the table below, pursuant to Act No. 971 of February 9, 2010.

Destination PMS Provider	Normal tariff	Reduced Tariff
Americel S.A.	0.55476	0.38833
TIM Celular S.A.	0.54681	0.38276
Vivo S.A.	0.56133	0.39293
14 Brasil Telecom S.A.	0.54681	0.38276

3.2.1.4. The time of reduced tariff for calls addressed to PMS shall be Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.2. The tariff criteria and procedures involving the Specialized Mobile Service (SMS) are those defined in applicable regulation.

3.2.2.1. The tariff unit is the tenth of minute (six seconds).

3.2.2.2. The minimum tariff time is thirty (30) seconds.

3.2.2.3. The maximum communication minute value involving the SMS (VC-1), per minute, is forty-seven thousand three hundred three hundredths of thousandths reais (R$0.47303) for the normal tariff time, and thirty three thousand one hundred hundredths of thousandths of reais (R$0.33112) for reduced tariff time, as defined in Act No. 54,687 of December 12, 2005.

3.2.2.4. The reduced tariff time for calls addressed to the SMS shall be Mondays to Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.3. For calls originated in TUP (telephone for public usage) and designed to other collective interest services, the respective communication values for counting of UTPs shall be adopted.

Exhibit 10.5

ATTACHMENT No. 3

BASIC LOCAL SERVICE PLAN

Brasil Telecom S.A.

Sector 27

1. General

1.1. The Basic Plan for Switched Fixed Telephony Services – Local mode - is governed by regulation in force, the Acts mentioned in this attachment and any others to succeed the latter.

1.1.1. Other conditions for provision of the STFC in the local mode set forth in the regulation, including those related to other subscriber classes, are an integral part of this attachment as if they were included herein.

1.2. Local collect calls shall be charged based on the same tariff criteria for calls charged at origin, excluding the time used for voicing warnings and acceptance of collect calls.

1.3. The tariffs submitted herein are the maximum ones and net of taxes, except as provided in item 3.1.8.

2. Individual Access to the Switched Fixed Telephony Service (STFC)

2.1. For access to the Switched Fixed Telephony Service, the Concessionaire may charge an Activation Fee, for every one of the subscribers class, subject to the maximum limit of one hundred eleven reais and forty-six centavos (R$111.46), as defined in Act No. 6,777, of October 19, 2010.

2.2. For maintenance of the usage right, if applicable, the Concessionaries are authorized to charge a monthly subscription fee, according to the table below, as defined in Act No. 6,777 of October 19, 2010.

Subscriber Class	R$
Residential	Twenty-six reais and sixty-two centavos (R$26.62)
Non-residential	Forty-three reais and eighty-three centavos (R$43.83)
Trunking	Forty-three reais and eighty-three centavos (R$43.83)
Special	Fifteen reais and ninety-seven centavos (R$15.97)

2.2.1. The subscription to the Local Switched Fixed Telephony Service includes two hundred (200) free minutes for the residential class, pursuant to STFC Tariff Regulation provided in the public system.

2.2.2. The subscription to the Local Switched Fixed Telephone Service includes one hundred fifty (150) free minutes for the non-residential and trunking classes, pursuant to STFC Tariff Regulation provided in the public system.

2.3. The change of address of an activated subscriber may be charged, and its value (TME) shall be limited to the Activation Fee of the respective classes, as defined in the STFC Tariff Regulation provided in the public system.

3. Use of the Switched Fixed Telephony Service in the Local Mode

3.1. Pursuant to applicable regulation, for invoiceable calls comprised in the Local Switched Fixed Telephony Service:

3.1.1. The use of the Local Switched Fixed Telephony Service, by subscribers of the residential, non-residential and trunking classes, shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds; or

b) per call answered, which is charged based on the application of a value per call answered (VCA), irrespective of the call duration.

Days	Period	Measure system
From Mondays to Fridays from 6am to 12am	Normal	Usage time

From Mondays to Fridays from 12am to 6am	Simple	Call

Saturdays from 6am to 2pm	Normal	Usage time

Saturdays from 12am to 6am and from 2pm to 12am	Simple	Call

Sundays and Brazilian official holidays from 12am to 12am	Simple	Call

3.1.2. The use of the Local Switched Fixed Telephony Service by subscribers of the Special class (AICE) shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds, without time modulation; or

b) per call completion tariff, irrespective of the time or duration of the call.

3.1.3. For tariffs for usage time, the maximum value for the tariff minute (MIN) is seven thousand eight hundred thirty-three hundredths of thousandths of reais (R$0.07833), pursuant to Act No. 6,777 of October 19, 2010.

3.1.4. For call tariff, the maximum value for the answered call (VCA) is calculated based on the maximum value of usage minute (MIN), pursuant to the STFC Tariff Regulation provided in the public system.

3.1.5. The maximum value for VCA, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.6. The maximum value for the Completion Tariff, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.7. For local calls originated from collective usage accesses and designed for fixed terminals, the measured usage time method will be adopted based on the value of the tariff unit (UTP), pursuant to the STFC Tariff Regulation provided in the Public system, with the first unit being applied upon answering the call and the subsequent units at every one hundred twenty (120) seconds.

3.1.8. The value of one UTP (VTP) is one thousand two hundred thirty tenths of thousandths of reais (R$0.1230), including taxes, as defined in Act No. 6,777 of October 19, 2010.

3.2. Calls involving other telecommunications services

3.2.1. The tariff criteria and procedures involving the Personal Mobile Service (PMS) are those defined in applicable regulation.

3.2.1.1. The tariff unit is the tenth of minute (six seconds).

3.2.1.2. The minimum tariff time is thirty (30) seconds.

3.2.1.3. The maximum communication minute values involving the PMS (VC-1), per minute, for the normal tariff time and for the reduced tariff time, are shown in the table below, pursuant to Act No. 971 of February 9, 2010.

Destination PMS Provider	Normal tariff	Reduced Tariff
Americel S.A.	0.55600	0.38920
TIM Celular S.A.	0.54818	0.38372
Vivo S.A.	0.56133	0.39293
14 Brasil Telecom S.A.	0.54818	0.38372

3.2.1.4. The time of reduced tariff for calls addressed to PMS shall be Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.2. The tariff criteria and procedures involving the Specialized Mobile Service (SMS) are those defined in applicable regulation.

3.2.2.1. The tariff unit is the tenth of minute (six seconds).

3.2.2.2. The minimum tariff time is thirty (30) seconds.

3.2.2.3. The maximum communication minute value involving the SMS (VC-1), per minute, is forty-seven thousand three hundred three hundredths of thousandths reais (R$0.47303) for the normal tariff time, and thirty three thousand one hundred hundredths of thousandths of reais (R$0.33112) for reduced tariff time, as defined in Act No. 54,687 of December 12, 2005.

3.2.2.4. The reduced tariff time for calls addressed to the SMS shall be Mondays to Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.3. For calls originated in TUP (telephone for public usage) and designed to other collective interest services, the respective communication values for counting of UTPs shall be adopted.

Exhibit 10.5

ATTACHMENT No. 3

BASIC LOCAL SERVICE PLAN

Brasil Telecom S.A.

Sector 28

1. General

1.1. The Basic Plan for Switched Fixed Telephony Services – Local mode - is governed by regulation in force, the Acts mentioned in this attachment and any others to succeed the latter.

1.1.1. Other conditions for provision of the STFC in the local mode set forth in applicable regulation, including those related to other subscriber classes, are an integral part of this attachment as if they were included herein.

1.2. Local collect calls shall be charged based on the same tariff criteria for calls charged at origin, excluding the time used for voicing warnings and acceptance of collect calls.

1.3. The tariffs submitted herein are the maximum ones and net of taxes, except as provided in item 3.1.8.

2. Individual Access to the Switched Fixed Telephony Service (STFC)

2.1. For access to the Switched Fixed Telephony Service, the Concessionaire may charge an Activation Fee, for every one of the subscribers class, subject to the maximum limit of one hundred one reais and sixty-six centavos (R$101.66), as defined in Act No. 6,777, of October 19, 2010.

2.2. For maintenance of the usage right, if applicable, the Concessionaries are authorized to charge a monthly subscription fee, according to the table below, as defined in Act No. 6,777 of October 19, 2010.

Subscriber Class	R$
Residential	Twenty-six reais and seventy-nine centavos (R$26.79)
Non-residential	Forty-three reais and eighty-three centavos (R$43.83)
Trunking	Forty-three reais and eighty-three centavos (R$43.83)
Special	Sixteen reais and seven centavos (R$16.07)

2.2.1. The subscription to the Local Switched Fixed Telephony Service includes two hundred (200) free minutes for the residential class, pursuant to STFC Tariff Regulation provided in the public system.

2.2.2. The subscription to the Local Switched Fixed Telephone Service includes one hundred fifty (150) free minutes for the non-residential and trunking classes, pursuant to STFC Tariff Regulation provided in the public system.

2.3. The change of address of an activated subscriber may be charged, and its value (TME) shall be limited to the Activation Fee of the respective classes, as defined in the STFC Tariff Regulation provided in the public system.

3. Use of the Switched Fixed Telephony Service in the Local Mode

3.1. Pursuant to applicable regulation, for invoiceable calls comprised in the Local Switched Fixed Telephony Service:

3.1.1. The use of the Local Switched Fixed Telephony Service, by subscribers of the residential, non-residential and trunking classes, shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds; or

b) per call answered, which is charged based on the application of a value per call answered (VCA), irrespective of the call duration.

Days	Period	Measure system
From Mondays to Fridays from 6am to 12am	Normal	Usage time

From Mondays to Fridays from 12am to 6am	Simple	Call

Saturdays from 6am to 2pm	Normal	Usage time

Saturdays from 12am to 6am and from 2pm to 12am	Simple	Call

Sundays and Brazilian official holidays from 12am to 12am	Simple	Call

3.1.2. The use of the Local Switched Fixed Telephony Service by subscribers of the Special class (AICE) shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds, without time modulation; or

b) per call completion tariff, irrespective of the time or duration of the call.

3.1.3. For tariffs for usage time, the maximum value for the tariff minute (MIN) is seven thousand eight hundred thirty-three hundredths of thousandths of reais (R$0.07833), pursuant to Act No. 6,777 of October 19, 2010.

3.1.4. For call tariff, the maximum value for the answered call (VCA) is calculated based on the maximum value of usage minute (MIN), pursuant to the STFC Tariff Regulation provided in the public system.

3.1.5. The maximum value for VCA, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.6. The maximum value for the Completion Tariff, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.7. For local calls originated from collective usage accesses and designed for fixed terminals, the measured usage time method will be adopted based on the value of the tariff unit (UTP), pursuant to the STFC Tariff Regulation provided in the Public system, with the first unit being applied upon answering the call and the subsequent units at every one hundred twenty (120) seconds.

3.1.8. The value of one UTP (VTP) is one thousand two hundred thirty tenths of thousandths of reais (R$0.1230), including taxes, as defined in Act No. 6,777 of October 19, 2010.

3.2. Calls involving other telecommunications services

3.2.1. The tariff criteria and procedures involving the Personal Mobile Service (PMS) are those defined in applicable regulation.

3.2.1.1. The tariff unit is the tenth of minute (six seconds).

3.2.1.2. The minimum tariff time is thirty (30) seconds.

3.2.1.3. The maximum communication minute values involving the PMS (VC-1), per minute, for the normal tariff time and for the reduced tariff time, are shown in the table below, pursuant to Act No. 971 of February 9, 2010.

Destination PMS Provider	Normal tariff	Reduced Tariff
Americel S.A.	0.55600	0.38920
TIM Celular S.A.	0.54818	0.38372
Vivo S.A.	0.56133	0.39293
14 Brasil Telecom S.A.	0.54818	0.38372

3.2.1.4. The time of reduced tariff for calls addressed to PMS shall be Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.2. The tariff criteria and procedures involving the Specialized Mobile Service (SMS) are those defined in applicable regulation.

3.2.2.1. The tariff unit is the tenth of minute (six seconds).

3.2.2.2. The minimum tariff time is thirty (30) seconds.

3.2.2.3. The maximum communication minute value involving the SMS (VC-1), per minute, is forty-seven thousand three hundred three hundredths of thousandths reais (R$0.47303) for the normal tariff time, and thirty three thousand one hundred hundredths of thousandths of reais (R$0.33112) for reduced tariff time, as defined in Act No. 54,687 of December 12, 2005.

3.2.2.4. The reduced tariff time for calls addressed to the SMS shall be Mondays to Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.3. For calls originated in TUP (telephone for public usage) and designed to other collective interest services, the respective communication values for counting of UTPs shall be adopted.

Exhibit 10.5

ATTACHMENT No. 3

BASIC LOCAL SERVICE PLAN

Brasil Telecom S.A.

Sector 29

1. General

1.1. The Basic Plan for Switched Fixed Telephony Services – Local mode - is governed by regulation in force, the Acts mentioned in this attachment and any others to succeed the latter.

1.1.1. Other conditions for provision of the STFC in the local mode set forth in the regulation, including those related to other subscriber classes, are an integral part of this attachment as if they were included herein.

1.2. Local collect calls shall be charged based on the same tariff criteria for calls charged at origin, excluding the time used for voicing warnings and acceptance of collect calls.

1.3. The tariffs submitted herein are the maximum ones and net of taxes, except as provided in item 3.1.8.

2. Individual Access to the Switched Fixed Telephony Service (STFC)

2.1. For access to the Switched Fixed Telephony Service, the Concessionaire may charge an Activation Fee, for every one of the subscribers class, subject to the maximum limit of sixty-seven reais and ninety-eight centavos (R$67.98) for subscribers of Ex-Sector 29 and thirty-one reais and eighty-nine centavos (R$31.89) for subscribers of Ex-Sector 30, as defined in Act No. 6,777, of October 19, 2010.

2.2. For maintenance of the usage right, if applicable, the Concessionaries are authorized to charge a monthly subscription fee, according to the table below, as defined in Act No. 6,777 of October 19, 2010.

Ex-Sector 29 Subscriber Class	R$
Residential	Twenty-nine reais and six centavos (R$29.06)
Non-residential	Forty reais and forty centavos (R$40.40)
Trunking	Forty reais and forty centavos (R$40.40)
Special	Seventeen reais and forty-three centavos (R$17.43)

Ex-Sector 30 Subscriber Class	R$
Residential	Twenty-nine reais and forty-one centavos (R$29.41)
Non-residential	Forty reais and forty-three centavos (R$40.43)
Trunking	Forty reais and forty-three centavos (R$40.43)
Special	Seventeen reais and sixty-four centavos (R$17.64)

2.2.1. The subscription to the Local Switched Fixed Telephony Service includes two hundred (200) free minutes for the residential class, pursuant to STFC Tariff Regulation provided in the public system.

2.2.2. The subscription to the Local Switched Fixed Telephone Service includes one hundred fifty (150) free minutes for the non-residential and trunking classes, pursuant to STFC Tariff Regulation provided in the public system.

2.3. The change of address of an activated subscriber may be charged, and its value (TME) shall be limited to the Activation Fee of the respective classes, as defined in the STFC Tariff Regulation provided in the public system.

3. Use of the Switched Fixed Telephony Service in the Local Mode

3.1. Pursuant to applicable regulation, for invoiceable calls comprised in the Local Switched Fixed Telephony Service:

3.1.1. The use of the Local Switched Fixed Telephony Service, by subscribers of the residential, non-residential and trunking classes, shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds; or

b) per call answered, which is charged based on the application of a value per call answered (VCA), irrespective of the call duration.

Days	Period	Measure system
From Mondays to Fridays from 6am to 12am	Normal	Usage time

From Mondays to Fridays from 12am to 6am	Simple	Call

Saturdays from 6am to 2pm	Normal	Usage time

Saturdays from 12am to 6am and from 2pm to 12am	Simple	Call

Sundays and Brazilian official holidays from 12am to 12am	Simple	Call

3.1.2. The use of the Local Switched Fixed Telephony Service by subscribers of the Special class (AICE) shall be charged as follows:

a) per Usage Time, and the tariff unit shall be the tenth of minute (six seconds) and the minimum tariff time shall be thirty (30) seconds, without time modulation; or

b) per call completion tariff, irrespective of the time or duration of the call.

3.1.3. For tariffs for usage time, the maximum value for the tariff minute (MIN) is seven thousand eight hundred thirty-three hundredths of thousandths of reais (R$ 0.07833), pursuant to Act No. 6,777 of October 19, 2010.

3.1.4. For call tariff, the maximum value for the answered call (VCA) is calculated based on the maximum value of usage minute (MIN), pursuant to the STFC Tariff Regulation provided in the public system.

3.1.5. The maximum value for VCA, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.6. The maximum value for the Completion Tariff, on the date this Agreement is in force, is fifteen thousand six hundred sixty-six hundredths of thousandths of reais (R$0.15666), pursuant to Act No. 6,777 of October 19, 2010.

3.1.7. For local calls originated from collective usage accesses and designed for fixed terminals, the measured usage time method will be adopted based on the value of the tariff unit (UTP), pursuant to the STFC Tariff Regulation provided in the Public system, with the first unit being applied upon answering the call and the subsequent units at every one hundred twenty (120) seconds.

3.1.8. The value of one UTP (VTP) is one thousand two hundred thirty tenths of thousandths of reais (R$0.1230), including taxes, as defined in Act No. 6,777 of October 19, 2010.

3.2. Calls involving other telecommunications services

3.2.1. The tariff criteria and procedures involving the Personal Mobile Service (PMS) are those defined in applicable regulation.

3.2.1.1. The tariff unit is the tenth of minute (six seconds).

3.2.1.2. The minimum tariff time is thirty (30) seconds.

3.2.1.3. The maximum communication minute values involving the PMS (VC-1), per minute, for the normal tariff time and for the reduced tariff time, are shown in the table below, pursuant to Act No. 971 of February 9, 2010.

Destination PMS Provider Ex-Sector 29	Normal tariff	Reduced Tariff
Claro S.A.	0.52967	0.37076
Tim Celular S.A.-Region II	0.54383	0.38068
Tim Celular S.A.-Region ll-RS	0.54135	0.37894
Vivo S.A.	0.54135	0.37894
14 Brasil Telecom S.A.	0.54383	0.38068

Destination PMS Provider Ex-Sector 30	Normal tariff	Reduced Tariff
Claro S.A.	0.53403	0.37382
Tim Celular S.A.-Region II	0.54818	0.38372
Tim Celular S.A.-Region ll-RS	0.54750	0.38199
Vivo S.A.	0.54570	0.38199
14 Brasil Telecom S.A.	0.54818	0.38372

3.2.1.4. The time of reduced tariff for calls addressed to PMS shall be Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.2. The tariff criteria and procedures involving the Specialized Mobile Service (SMS) are those defined in applicable regulation.

3.2.2.1. The tariff unit is the tenth of minute (six seconds).

3.2.2.2. The minimum tariff time is thirty (30) seconds.

3.2.2.3. The maximum communication minute value involving the SMS (VC-1), per minute, is forty-seven thousand three hundred three hundredths of thousandths reais (R$0.47303) for the normal tariff time, and thirty three thousand one hundred hundredths of thousandths of reais (R$0.33112) for reduced tariff time, as defined in Act No. 54,687 of December 12, 2005.

3.2.2.4. The reduced tariff time for calls addressed to the SMS shall be Mondays to Mondays to Saturdays from 12am to 7am and from 9pm to 12am, and on Sundays and Brazilian official holidays from 12am to 12am, pursuant to applicable regulation.

3.2.3. For calls originated in TUP (telephone for public usage) and designed to other collective interest services, the respective communication values for counting of UTPs shall be adopted.

AGÊNCIA NACIONAL DE TELECOMUNICAÇÕES

EXTRACT OF AGREEMENT PBOA/SPB No. 109/2011 – ANATEL

PARTIES: Agência Nacional de Telecomunicações – ANATEL and BRASIL TELECOM S.A. PURPOSE: Quinquennial amendment of the Concession Agreement for provision of Switch Fixed Telephony Service (STFC) in the Local mode, set forth in Clause 3.2, for the establishment of new conditions, and new universalization and quality targets. LEGAL GROUNDS: Federal Law No. 9,472 of July 16, 1997 (General Telecommunications Law – LGT). SIGNATORIES: For Anatel: RONALDO MOTA SARDENBERG - President and JOÃO BATISTA DE REZENDE – Board member. For Brasil Telecom S.A.: JOÃO DE DEUS PINHEIRO DE MACEDO – Executive Planning Officer and PAULO TODESCAN LESSA MATTOS – Regulatory Officer and as WITNESSES: CRISTIAN CHARLES MARLOW and JOSÉ ROBERTO PEREIRA NEDER.

RONALDO MOTA SARDENBERG

Chairman of the Board of Directors